UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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NORTHWEST PIPE COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

Northwest Pipe Company

A LEGACY GROUNDED IN WATER

201 NE Park Plaza Drive, Suite 100

Vancouver, WA 98684

April 18, 2022

Dear Fellow Shareholder:

You are cordially invited to attend the 2022 Annual Meeting of Shareholders (“Annual Meeting”) on Thursday, June 16, 2022, at 7:00 a.m. Pacific Time. As part of our effort to encourage broader participation in the Annual Meeting, the Board of Directors has determined that this year’s Annual Meeting will be conducted virtually via webcast instead of in-person. You will be able to attend the meeting, vote your shares, and submit questions by logging in at www.virtualshareholdermeeting.com/NWPX2022.

YOUR VOTE IS IMPORTANT. As a shareholder of Northwest Pipe Company, you can play an important role in our Company by considering and taking action on the matters set forth in the attached Proxy Statement. We appreciate the time and attention you invest in making thoughtful decisions.

This year we have made considerable edits to our Proxy Statement with the goal of being more transparent. We have created new sections in the Proxy and added a ‘Proxy Summary’ that recaps each of the Proxy sections. One of the new sections ‘Creating Stakeholder Value’ includes information on our Company’s culture, performance, and transforming initiatives that illustrate programs of value within Northwest Pipe Company’s operations.

It has been a rewarding year, but not without its challenges. Thank you for your support and continued interest in Northwest Pipe Company.

Sincerely,

Scott Montross President and Chief Executive Officer

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE	Thursday, June 16, 2022
TIME	7:00 a.m. Pacific Time
PLACE	VIRTUAL: www.virtualshareholdermeeting.com/NWPX2022
RECORD DATE	Close of business on April 14, 2022
MAILING DATE	This Proxy Statement, together with the enclosed proxy card and the Company’s Annual Report on Form 10‑K for the year ended December 31, 2021 (“2021 Annual Report to Shareholders”) are first being mailed to shareholders of the Company on or about May 5, 2022

MEETING AGENDA

1.	To elect one director, to serve for a three-year term;
2.	To hold an advisory vote on the Company’s executive compensation;
3.	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022;
4.	To approve the Company’s 2022 Stock Incentive Plan; and
5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

MEETING ADMISSION

The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Northwest Pipe Company (collectively with its subsidiaries, the “Company”) will be held via webcast on Thursday, June 16, 2022, at 7:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/NWPX2022. To participate in the Annual Meeting, you will need your unique 16‑digit control number printed in the box and marked by the arrow on your proxy card or on the voting instructions from your stockbroker, bank, or other nominee that accompanied your proxy materials. On the record date, there were 9,915,980 shares of Common Stock then outstanding, with each share of Common Stock being entitled to one vote.

VOTING PLATFORMS

Only shareholders of record at the close of business on April 14, 2022 are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting. It is important that your shares be represented and voted at the meeting. Please complete, sign, and return your proxy card, or use the Internet or telephone voting systems.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and the Company’s 2021 Annual Report to Shareholders for the Annual Meeting to be held on June 16, 2022 are also available at www.materials.proxyvote.com.

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FORWARD LOOKING STATEMENTS

Certain statements in this Proxy Statement, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), that are based on current expectations, estimates, and projections about Northwest Pipe Company's business, management’s beliefs, and assumptions made by management. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “should,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of a variety of important factors. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this Proxy Statement. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that it will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

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PROXY SUMMARY

PROXY SUMMARY

CREATING STAKEHOLDER VALUE

‘Creating Stakeholder Value’ Section starts on page 7.

Founded in 1966, Northwest Pipe Company is a leading manufacturer for water-related infrastructure products. In addition to being the largest manufacturer of engineered steel water pipeline systems in North America, the Company manufactures high-quality precast and reinforced concrete products; water, wastewater, and stormwater equipment; steel casing pipe, bar-wrapped concrete cylinder pipe, and one of the largest offerings of pipeline system joints, fittings, and specialized components.

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PROXY SUMMARY

DELIVERING VALUE

A combination of new population centers, rising demand on developed water sources, substantial underinvestment in water infrastructure over the past several decades, and increasingly stringent regulatory policies are driving demand for water infrastructure projects in the United States. The Company’s core market is the large-diameter, high-pressure portion of a water transmission pipeline which it believes has a total addressable market of approximately $1.8 billion over the next three years.

With the Company’s goal of creating growth and profitability to drive shareholder value, Northwest Pipe Company looks beyond the engineered welded steel pipeline market to achieve that growth. Currently the Company holds approximately 49% of the engineered steel pressure pipe addressable market. In addition to maximizing the steel pressure pipe water transmission business by being opportunistic with the limited but identified potential acquisition opportunities, it is essential to look to the precast concrete and engineered solutions market for growth through expansion or acquisition.

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PROXY SUMMARY

In 2021, despite a general trend of economic downturn, Northwest Pipe Company outperformed comparative groups of common stock, which was largely due, in part, to the Company’s expansion in the precast market.

CORPORATE GOVERNANCE

‘Corporate Governance’ Section starts on page 16.

CORPORATE GOVERNANCE HIGHLIGHTS

SHAREHOLDER EMPOWERMENT AND ENGAGEMENT	✔	10% threshold for shareholder to call a special meeting
	✔	Robust year-round shareholder engagement
	✔	No poison pill
SKILLED AND INDEPENDENT BOARD OF DIRECTORS	✔	All directors are independent, except the Chief Executive Officer ("CEO")
	✔	Range of tenures enables balance between historical experience and fresh perspectives
	✔	Skills and background aligned to the Company’s strategic direction
	✔	Director recruitment and selection process that formally prioritizes skills and qualifications and emphasizes leadership traits, work ethic, independence, business experience, and diversity of background
	✔	Diverse experience (industry, profession, public service, geography)

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PROXY SUMMARY

DEFINED BOARD STRUCTURE AND PROCESSES	✔

Independent Lead Director elected by independent directors, with expanded responsibilities, including formal responsibilities relative to director candidate selection and the Board of Directors ("Board") self-evaluation processes

	✔	Regular executive sessions of independent directors
	✔	All members of all committees are independent directors
	✔	All members empowered to call special Board meetings at any time for any reason
	✔	Annual self-assessment to enable adequate Board refreshment and appropriate evolution of Board skills, experience, and perspectives; results shared and discussed in executive session of independent directors
	✔	Annual refresh of Corporate Governance Guidelines to ensure alignment with best practices
ROBUST OVERSIGHT OF RISKS AND OPPORTUNITIES	✔	Board responsible for risk oversight, with specific risk areas delegated to relevant Board committees
	✔	Purposeful inclusion of key risk areas on Board and/or committee agendas
	✔	Engagement with business leaders to review short-term plans, long-term strategies, and associated risks
	✔	Incentive compensation not overly leveraged and with maximum payout caps and design features intended to balance pay for performance with the appropriate level of risk-taking
	✔	Robust stock ownership requirements and prohibition from hedging and pledging Company securities
	✔	Equity clawbacks in the event of a significant financial restatement
COMMITMENT TO SUSTAINABILITY AND CORPORATE RESPONSIBILITY	✔	Dedicated adherence to principles of Integrity and Ethics, Inclusion and Diversity, and Workplace Respect, while fostering a performance culture based on Company behaviors
	✔	No use of corporate funds for political contributions; robust oversight of and transparency into political activities

PROPOSAL #1: ELECTION OF DIRECTOR

‘Proposal #1: Election of Director’ Section starts on page 23.

Nominee	Title	Years of Service	Independent	Committee Membership
Michael Franson	Retired Managing Director and Global Head of Technology M&A at KPMG Corporate Finance LLC	17	Yes	Compensation Committee – chairperson Audit Committee

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

The Board of Directors unanimously recommends that shareholders vote “FOR” the election of its nominee for director. Proxies solicited by the Board will be voted “FOR” the election of the Board’s nominee unless a vote withholding authority is specifically indicated.

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PROXY SUMMARY

PROPOSAL #2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

‘Proposal #2: Advisory Vote on Executive Compensation’ Section starts on page 31.

EXECUTIVE COMPENSATION

The following table reflects compensation awarded to the Company’s CEO, Chief Financial Officer (“CFO”), and each of the three other most highly compensated executive officers (“Named Executive Officers”) in 2021. More detailed information regarding Executive Compensation can be found on page 31 under “Executive Compensation Discussion and Analysis” and on page 39 under "Summary Compensation."

Name	Principal Position	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Scott Montross	Director, CEO, and President	$607,331	$876,489	$446,907	$13,148	$1,943,875
Aaron Wilkins	Senior Vice President and CFO	320,000	259,241	168,195	10,717	758,153
William Smith	Executive Vice President	337,500	280,486	177,393	15,982	811,361
Miles Brittain	Executive Vice President	327,417	255,012	172,093	13,981	768,503
Eric Stokes	Senior Vice President	297,515	231,635	156,377	12,277	697,804

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

The Board of Directors unanimously recommends voting “FOR” the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement and as described pursuant to the compensation disclosure rules of the Exchange Act.

PROPOSAL #3: RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP

‘Proposal #3: Ratification of the Appointment of Moss Adams LLP’ Section starts on page 46.

AUDIT SERVICES AND FEES

Audit fees include fees for audits of the annual financial statements, including required quarterly reviews, the audit of the Company’s internal control over financial reporting, and services in connection with other regulatory filings. Fees for services billed by the Company’s principal accountant, Moss Adams LLP ("Moss Adams"), for the years ended December 31, 2021 and 2020 were as follows:

2021         $1,232,500

2020         $1,132,500

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

The Board of Directors unanimously recommends voting “FOR” the ratification of the Audit Committee’s appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

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PROXY SUMMARY

PROPOSAL #4: APPROVAL OF THE 2022 STOCK INCENTIVE PLAN

‘Proposal #4: Approval of the 2022 Stock Incentive Plan’ Section starts on page 47.

2022 STOCK INCENTIVE PLAN

On April 7, 2022, the Board of Directors adopted the Northwest Pipe Company 2022 Stock Incentive Plan (the “2022 Plan”), subject to shareholder approval at the Annual Meeting. The 2022 Plan, if approved, will replace the Company’s existing 2007 Stock Incentive Plan, as amended (the “2007 Plan”) and authorize the grant of future equity awards up to 1,000,000 shares.

As of April 14, 2022, there were 213,668 shares remaining available for future awards under the 2007 Plan and the Company has reserved 92,550 shares for future issuance pursuant to previously awarded but unvested restricted stock units (“RSUs”) and performance share awards (“PSAs”), with PSAs being reserved for at target. There are no options or stock appreciation rights outstanding under the 2007 Plan. Outstanding awards under the 2007 Plan are discussed further under “Outstanding Equity Awards at 2021 Fiscal Year End.” As of April 14, 2022, no new awards have been granted under the 2007 Plan since June 2021 and the Company has committed to not grant any further awards under the 2007 Plan unless the 2022 Plan is not approved by shareholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

The Board of Directors unanimously recommends voting “FOR” the approval of the 2022 Stock Incentive Plan.

ADDITIONAL INFORMATION

‘Additional Information’ Section starts on page 54.

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CREATING STAKEHOLDER VALUE

CREATING STAKEHOLDER VALUE

COMPANY CULTURE

Northwest Pipe Company’s core values are Accountability, Commitment, and Teamwork, or ACT for short, which it seeks to demonstrate in all of its behaviors and daily interactions, both internally and externally, and with all of its stakeholders.

Ethics and Compliance

Northwest Pipe Company takes pride in the high standards of conduct that it identifies with as a Company. The Company has controls in place relating to compliance with its Code of Business Conduct and Ethics (“Code”), including a requirement for employees and the Board of Directors to review and understand the requirements of the Code, as well as an established whistleblower hotline and related procedures.

The Company conducts training on the Code upon hire, and in regular intervals during the employee’s life cycle. The most recent ethics training for all salaried employees was conducted in the fourth quarter of 2019, and the next ethics training is scheduled for the fourth quarter of 2022.

The Company also conducts anti-trust training annually. The most recent anti-trust training for certain senior management and sales employees was the first quarter of 2022.

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CREATING STAKEHOLDER VALUE

2021 PERFORMANCE HIGHLIGHTS

In 2021, the Company performed with its usual level of operational vigor through the challenges of the global pandemic and economic downturn. With the pandemic, many anticipated engineered steel pressure pipe projects were put on hold or delayed, causing a slowdown in net sales and gross profit over the last two years. The sales uptick in 2021 is due mainly to completing two strategic acquisitions during the last two years. Backlog has been relatively strong over the last few years. In 2020, backlog levels staggered slightly, but saw an upturn in 2021 largely due to increases in steel input prices.

EXPANSION INTO PRECAST MARKET

Over the years, Northwest Pipe Company has implemented a growth strategy that benefits from the Company’s foothold in the water infrastructure market. Careful assessment of market activity has guided the Company through recent expansions as well as termination of certain business lines. The economic conditions of the early 2000s significantly affected the tubular products segment resulting in facility closures to redeploy capital into more compelling business lines.

Northwest Pipe Company’s growth strategy continues to diversify into a broader water market and capitalize on the unique attributes of its market position, capabilities, reputation, nationwide sales, and distribution footprint. The Company’s goal is to create transformational growth and profitability in order to drive shareholder value. This strategy is two prong. First, the Company intends to maximize the limited opportunities within the engineered steel pressure pipe water transmission business by identifying potential acquisition opportunities, while making significant progress in cost reduction measures and Lean manufacturing, the practice of maximizing productivity while simultaneously minimizing waste within manufacturing through continuous process improvement. Second, the Company is growing through expansion into adjacent market segments including precast concrete and water infrastructure. These neighboring water segments offer a much larger addressable market.

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CREATING STAKEHOLDER VALUE

On January 31, 2020, the Company completed the acquisition of Geneva Pipe and Precast Company (“Geneva”) (fka Geneva Pipe Company, Inc.) for a purchase price of $49.4 million in cash. Geneva is a concrete pipe and precast concrete products manufacturer based in Utah. This acquisition expanded the Company’s water infrastructure product capabilities by adding additional reinforced concrete pipe capacity and a full line of precast concrete products including storm drains and manholes, catch basins, vaults, and curb inlets as well as innovative lined products that extend the life of concrete pipe and manholes for sewer applications. Operations continue with Geneva's previous management and workforce at its three Utah manufacturing facilities located in Salt Lake City, Orem, and St. George.

On October 5, 2021, the Company completed the acquisition of Park Environmental Equipment, LLC (“ParkUSA”) for a purchase price of approximately $88.4 million in cash, subject to a post-closing adjustment based on changes in net working capital. ParkUSA is a precast concrete and steel fabrication-based company that develops and manufactures water, wastewater, and environmental solutions. Operations continue with ParkUSA’s previous management and workforce at its three Texas manufacturing facilities located in San Antonio, Houston, and Dallas. This strategic acquisition provides a foothold into the water infrastructure technology market. Operations employ similar capabilities to the Company’s existing facilities and, looking forward, the Company intends to expand production of ParkUSA's products to its other facilities.

In addition to the most recent acquisition that added three manufacturing facilities in the ever-growing Texas market, the Company is solidifying its commitment to the precast market with over $18 million in new capital improvement projects at its Geneva facilities. The Company has recently invested in a new batch plant at the St. George, Utah facility; replaced a concrete mixer and controls in the Salt Lake City, Utah facility; and has negotiated terms with a major supplier to purchase a new automated reinforced concrete pipe (“RCP”) machine with associated concrete batching and mixing equipment. The new state-of-the-art pipe equipment will improve efficiency and increase capacity to meet growing market demand for RCP as well as increase production capacity for other concrete products.

Starting in 2022, the Company intends to scale ParkUSA’s success by producing some of the more popular, higher-selling products at other Company manufacturing facilities. Expansion will likely start at the Geneva facilities and roll out to other facilities. The Company also plans to expand the sales team in the Texas market to capitalize on the growth near the Dallas and San Antonio facilities.

TRANSFORMING INITIATIVES

Northwest Pipe Company’s performance culture enables it to be agile in response to the fast-changing needs of its customers and is supported by its three core ACT principles: Accountability, Commitment, and Teamwork. In addition to these key components, core drivers to its manufacturing operations include safety, quality, innovation, lean manufacturing, and reducing its impact on the environment through all phases of its business. This unwavering commitment underlies the principle that good business, economic growth, and social responsibility flourish together.

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CREATING STAKEHOLDER VALUE

PRIORITIZING HEALTH AND SAFETY

Northwest Pipe Company’s goal is to send each employee home safe at the end of the day. As such, safety is at the central core of the Company’s culture, and is infused at every level of its organization. More than just policy and procedure, the Company’s safety program gives equal focus to the human side of safety, integrating coaching and mentoring efforts with compliance-driven approaches. By instilling a deep commitment to safety that reaches from the Company’s CEO to general laborers, the Company has achieved industry-leading safety performance. Over the last four years, the Company’s average total recordable incident rate was 2.48 and its average days away rate was 0.52, including its newly acquired facilities, calculated in accordance with the Occupational Safety and Health Administration’s record keeping requirements.

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CREATING STAKEHOLDER VALUE

Northwest Pipe Company is very proud that two of its 13 facilities exceeded one million work hours without a lost time accident. The Saginaw and Portland facilities achieved this important milestone and ten of the Company's 13 facilities exceed one year since their last lost time accident. This commendable result is a testament to the ACT culture. Additionally, the integration of the Company’s safety culture has been critical to its two successful acquisitions in the past two years, and the Company expects to experience improved safety performance rates at these acquired facilities, especially as coronavirus disease 2019 ("COVID‑19") travel restrictions are lifting and the team is able to work with these facilities in-person.

As a manufacturer, the Company works hard to eliminate hazards associated with high-risk work and focus on personal safety issues, such as complacency and fatigue. However, the Company believes the key to success is through direct engagement with employees. Employees work collaboratively with management within Process Improvement Teams to maintain continuous improvement in safety. During the COVID‑19 pandemic, the Company continues to focus on keeping employees healthy by taking proactive and precautionary steps to ensure the safety of employees. Increased safety measures include frequent cleaning and disinfection of workspaces, providing personal protective equipment, instituting social distancing measures, staggering employee schedules, offering remote working environments for certain employees, encouraging vaccination, and guiding employees on preemptive measures as outlined by the Center for Disease Control (CDC).

For more detail on the Company’s safety culture, please visit its website at www.nwpipe.com under "About" — "Culture" — "Safety."

Employee Wellness

Historically, the U.S. manufacturing industry has been known for subpar mental health support. Northwest Pipe Company is dedicated to bucking this trend with a robust benefits program prioritizing the physical and mental well-being of its team. On top of mental health services covered by its medical insurance plans, the Company has a comprehensive Employee Assistance Program (“EAP”) in place to help team members navigate times of crisis and support everyday wellness. Available to all employees, dependents, and household family members, EAP services include confidential counseling for issues such as stress, burnout, depression, anxiety, relationship and family issues; work/life balance services; diversity awareness and LBGTQIA+ resources; legal assistance; financial coaching; discounted gym memberships and health counseling; and access to an EAP member site with additional resources available 24/7. By encouraging healthy habits and active lifestyles, these services support the overall well-being of employees. This translates to healthier, happier team members bringing their best selves—and best performance—to work.

DIVERSITY AND INCLUSION

Diversity and inclusion are integral to Northwest Pipe Company’s employee experience, and the Company is proud of its diverse workforce. Companies that are diverse in age, gender identity, race, sexual orientation, physical or mental ability, ethnicity, and perspective are shown to be more resilient. Northwest Pipe Company values differences as strengths and believes the Company’s success and achievements as a company culminate from each individual’s unique background, perspective, talents, and skillset. A diverse workforce and inclusive working environment are the foundation for building the most effective, high performing teams within the Company’s ACT culture.

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CREATING STAKEHOLDER VALUE

The Company’s Affirmative Action Program (“AAP”) strives to hire, recruit, train, and promote employees without regard to race, age, religion, color, sex, national origin, physical or mental disability, marital or veteran status, sexual orientation, gender identity, or any other classification protected by law. Northwest Pipe Company only hires employees who meet the necessary education, training, skills and/or experience requirements to perform their job, and who can provide required documentation pertaining to legal eligibility and age requirements. To support these efforts, the AAP for the Company’s United States facilities is reviewed annually by a third-party consultant, establishing annual hiring goals for women, minorities, veterans, and individuals with disabilities.

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CREATING STAKEHOLDER VALUE

INTENTIONS

As a company that values a diverse workforce, Northwest Pipe Company sets a high standard for its inclusive and equitable workplace, and it continually assesses its current standing and sets specific aspirations. The Company holds itself accountable for creating an environment where everyone can learn, grow, and thrive. Below is a summary of some of the Company’s activities that reflect these values.

ENVIRONMENTAL STEWARDSHIP

As a manufacturer of water related infrastructure products, Northwest Pipe Company has the privilege of bringing water to communities and improving livability. Water is an equalizer that drives a population’s health, individual growth, and prosperity. Water is a precious natural resource that requires careful handling to ensure a balance of community access and environmental sustainability.

With climate change disrupting weather patterns and causing long-term droughts in regions where water has previously been more available, responsible resource management and reliable water transmission solutions are becoming even more crucial. Northwest Pipe Company’s quality and long-lasting engineered steel pipe products support critical modernization projects that replace or rehabilitate crumbling, aging infrastructure, reducing water loss and saving trillions of gallons of water a year.

With the acquisition of ParkUSA, Northwest Pipe Company has advanced its ability to shape environmental stewardship. Many ParkUSA products are designed to pretreat water in municipal, industrial, and commercial applications. Pretreatment separators help remove suspended solids, including grease, oil, fats, and chemicals, from water before it enters a publicly controlled sanitary sewer or stormwater system. ParkUSA products tackle frequent water challenges with innovative yet practical applications of technology to collect, treat, and renew water to meet regulatory guidelines.

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CREATING STAKEHOLDER VALUE

The Company manufactures products to support community developers, municipalities, utilities, commercial clients, and the military by developing resilient water systems to manage water quality, distribution, and conservation. Many solutions utilize automation to facilitate safe, efficient operations, and are designed to address emerging contaminants that may modify future regulations.

Northwest Pipe Company invests in improvements that not only make manufacturing more efficient, but also prove to be less harmful to the environment. The Company has made investments in three significant capital projects that enhance the coating and lining processing that improves particulate release and reduces emissions. In addition to building expansions and upgrades, the Company has also upgraded the lighting in many of its facilities to become brighter and more energy efficient, creating cost savings on utility expenses while increasing visibility for a safer working environment.

A recent energy saving upgrade at the Portland facility not only reduces the Company’s energy output but also provides a safer work environment. Before and after photo provided by EC Electric.	As a manufacturer, the Company strives to comply with environmental laws and regulations while minimizing waste. Looking forward, Northwest Pipe Company acknowledges the need to evaluate additional elements of its environmental footprint to inform a more holistic strategy to reduce its impact.

The Company believes the key next steps include establishing baseline data for Scope 1 and Scope 2 greenhouse gas emissions and evaluating the opportunities that provide the most meaningful improvements. Northwest Pipe Company recognizes the importance of treating natural resources with the greatest respect, and recognizes that its obligation goes beyond providing the highest quality environmental infrastructure products.

WATER MANAGEMENT SOLUTIONS

The core of Northwest Pipe Company’s business is manufacturing and designing products that efficiently deliver water. Wise water management and conservation plays an integral role in strategic operations, quality management processes, and client deliverables. The Company’s tagline “A legacy grounded in water,” not only points to its core product lines in water infrastructure, but the Company’s commitment to protecting and securing one of the world’s most precious resources.

Water loss management remains critically important as the nation’s infrastructure continues to age, resulting in the loss of trillions of gallons of water each year. Northwest Pipe Company supports municipalities grappling with water or wastewater pipeline concerns or failures and offers cost-effective alternatives to full pipeline replacement.

Northwest Pipe Company manufactures steel pipe for two rehabilitation installation methods, sliplining and relining. Sliplining consists of inserting complete sections of steel cylinder into the host pipe, connecting the cylinder sections with an internal lap weld or gasket joints; whereas relining involves inserting collapsed steel cylinders into the host pipe and allowing the cylinder to expand to fit precisely inside the host line. Rehabilitation of water or wastewater pipelines offer an alternative solution to replacement of structurally deficient pipelines by traditional cut, remove, and replace methods.

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CREATING STAKEHOLDER VALUE

The Company continues to develop new technology to combat water loss. The InfraShield® Seismic Resilient Joint System builds on the proven performance of C200 steel pipe and provides even greater resilience and sustainability during a seismic or geohazard event.

The design includes a small outward projection in the wall of the steel pipe near the spigot end of each segment that protects the joint by deflecting impact from the joint to the projection, which can stretch and fold during a seismic event, landslide, or from stress due to differential settlement or liquefaction hazards. The patent-pending technology is designed to continue delivering life-saving water to first responders and communities after an event. InfraShield® requires no additional contractor training, supervision, or specialized tools, which results in quick installation with no added installation costs or risks.

Water Management and Efficiency

With the acquisition of ParkUSA, the Company has broadened its reach to manufacturing products that support water management, efficiency, treatment, and storage. ParkUSA products solve challenges in wastewater, stormwater, and potable water markets for both public and private clients.

The ParkUSA team designs its products to improve water sustainability in the natural and built environment. The products mainly focus on stormwater and wastewater solutions for civic and commercial buildings; utility and site work projects; and medical, military, and industrial facilities. The products often convey, pre-treat, and improve water quality before it enters back into the storm sewer and sanitary sewer systems. In stormwater applications, ParkUSA interceptors remove sediments, trash, and oil from stormwater runoff before it eventually drains into public waterways, rivers, aquifers, lakes, and oceans. Interceptors are often used in commercial applications to remove FOGS (Fats, Oils, and Grease) from commercial kitchens and food processing plants. They can also be used to remove oil from water in many industrial, automotive, medical, military or commercial facilities. These products remove excessive amounts of grease, oil, and sediment before the water returns into public water systems.

ParkUSA furnishes a suite of products designed to process and deliver water for storage and distribution, and provide reliable water metering. Water meters monitor and measure water usage, while backflow preventers protect the community and public water supply from cross-connections. A cross-connection can occur when there is a pressure drop in a water main, which causes a vacuum and can siphon water from end-users into the public water supply. ParkUSA also offers solutions for harvesting, detaining, and conveying rainwater.

ParkUSA products incorporate precast concrete, metal, plastic, and fiberglass components with integrated technology components that help clients meet the growing demands and regulatory requirements of the water, stormwater, and wastewater industries. The team continues to develop innovative yet practical applications of technology to collect, treat, and renew water to meet the demands of today and tomorrow.

Northwest Pipe Company values the importance of its role in supporting the delivery of clean, safe water while reducing public health risks and supporting water sustainability.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Northwest Pipe Company’s Board of Directors and management have committed themselves to establishing a strong corporate governance environment and to adopting best practices to meet the needs and goals of the Company. As part of that commitment, the Company has adopted Corporate Governance Principles, which cover such topics as qualifications and independence of Board members, the selection, orientation, and continuing education of Board members, as well as other topics designed to promote effective governance by the Board. The Company has also adopted a Code of Business Conduct and Ethics, which applies to all employees, officers, and directors of the Company. It sets forth guidance to help in recognizing and dealing with ethical issues, to provide mechanisms for reporting unethical conduct, and to promote a culture of honesty and accountability, and a Code of Ethics for Senior Financial Officers, which applies to senior financial officers and sets forth guidance to deter wrongdoing, promote honest and ethical conduct, and promote a culture of integrity and fairness. Copies of the Corporate Governance Principles, Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers are available on the Company’s website at www.nwpipe.com under “Investors” — “Corporate Governance,” or by writing to the Company’s Corporate Secretary, Northwest Pipe Company, 201 NE Park Plaza Drive, Suite 100, Vancouver, Washington 98684.

The Company has also adopted a Policy for Reporting Financial Irregularities (“Whistleblower Policy”), which is intended to create a workplace environment that encourages the highest standards of ethical, moral, and legal business conduct. The Whistleblower Policy establishes procedures for any person to confidentially and anonymously report violations by any of the Company’s personnel of the Code of Business Conduct and Ethics, or any laws, rules, or regulations without fear of retaliation. The Whistleblower Policy also contains procedures for submission of complaints involving the Company’s accounting practices and financial internal controls.

DIRECTOR ELECTIONS

While directors are elected by a plurality of votes cast, the Company’s Corporate Governance Principles include a director resignation policy, requiring a director who receives more votes “withheld” than in favor of election in an uncontested election to submit to the Board of Directors a letter of resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee shall recommend to the Board the action to be taken with respect to such offer of resignation, and the Board shall promptly determine whether to accept such resignation, and shall publicly disclose its decision and rationale within 90 days following certification of the shareholder vote. Since this policy was put into place in February 2013, no director has been required to submit their offer of resignation in accordance with this policy.

DIRECTOR INDEPENDENCE

The current Board of Directors consists of six directors, one of whom is currently employed by the Company (Mr. Montross). The Board has affirmatively determined that as of December 31, 2021, all of the other directors (Ms. Kulesa and Messrs. Franson, Larson, Paschal, Roman, and Yearsley) were “independent” in accordance with the standards of the Nasdaq Stock Market, including standards related to independence for service on the committees on which they serve, and as defined by the director independence guidelines included in the Company’s Corporate Governance Principles. As previously announced, Mr. Yearsley resigned from the Board of Directors in February 2022.

| Notice and Proxy Statement | 2022

CORPORATE GOVERNANCE

Criteria for Director Independence

For a director to be considered independent, the director must not have any material relationships with Northwest Pipe Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company, other than as a director or shareholder. Material relationships can include vendor, supplier, consulting, legal, banking, accounting, charitable, and family relationships, among others. The Board of Directors considered all relevant facts and circumstances in making its determination, including the following:

✔	An independent director or nominee may not have been employed by Northwest Pipe Company or any of its subsidiaries or affiliates in the past three years.
✔

An independent director or nominee may not receive in excess of $120,000 from Northwest Pipe Company during any period of twelve consecutive months within the past three years other than (i) compensation for board or board member service, (ii) compensation paid to a family member who is an employee (other than an executive officer) of the Company, or (iii) benefits under tax-qualified retirement plan or non-discretionary compensation.

✔	An independent director or nominee may not have a family member who is, or at any time during the past three years was, employed by Northwest Pipe Company as an executive officer.
✔

An independent director or nominee may not be, or have a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which Northwest Pipe Company made, or from which the Northwest Pipe Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from the investments in the Company's securities or payments under non-discretionary charitable contribution matching programs.

✔

An independent director or nominee may not be an executive officer of another entity where a Northwest Pipe Company executive officer serves, or has served during the past three years, on the compensation committee of such entity.

✔

An independent director or nominee may not be, or have a family member who is, a current partner of Northwest Pipe Company's outside auditor, or was a partner or employee of the outside auditor who worked on the Company's audit at any time during the past three years.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

The Company’s Corporate Governance Principles provide that the independent members of the Board of Directors will select a lead director from among the independent directors if the positions of Chairperson of the Board and CEO are held by the same person or if the Chairperson of the Board is not an independent director. The responsibilities of the Chairperson of the Board include the following: set Board meeting agendas in collaboration with the CEO; preside at Board meetings and the annual shareholders’ meeting; assign tasks to the appropriate committees in accordance with their respective charters; serve as an ex-officio member of each Board committee; and ensure that information flows openly between management and the Board. The responsibilities of the lead director include the following: coordinate the activities of the independent directors; make recommendations to the CEO in setting Board meeting agendas on matters concerning the independent directors; prepare the agenda for executive sessions of the independent directors, chair those sessions, and be primarily responsible for communications between the independent directors and the CEO; evaluate, along with the members of the Compensation Committee, the performance of the CEO; assist the Nominating and Governance Committee in the annual self-evaluation of the Board; recommend to the Chairperson of the Board the retention of consultants, as necessary or appropriate, who report directly to the Board; advise the Chairperson of the Board as to the quality, quantity, and timeliness of information sent to the Board; consult with other members of the Board as to recommendations for Board and committee membership and chairpersons of the Board committees, and interview Board candidates; and perform such other duties as the Board may from time to time designate.

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CORPORATE GOVERNANCE

Mr. Roman, who has served as the Chairperson of the Board since January 2013, was not “independent” within the meaning of the applicable rules of the Nasdaq Stock Market until October 1, 2021 because of his previous employment with the Company. Mr. Franson was appointed as the Board’s Lead Director in August 2016 while Mr. Roman was not considered "independent" within the meaning of the applicable rules of the Nasdaq Stock Market. Despite Mr. Roman now meeting the definition of "independent," the Board has determined to retain Mr. Franson's Lead Director designation, as a reflection of the Board's commitment to principles of independence.

Board’s Role in Risk Oversight

The Board of Directors oversees management’s Company-wide risk management activities which include assessing and taking actions necessary to manage risks incurred in connection with the long-term strategic direction of the Company and the operation of its business. The Board uses its committees to assist in its risk oversight function.

While senior management has primary responsibility for managing risk, the Board of Directors has responsibility for risk oversight with specific risk areas delegated to relevant Board Committees who report on their deliberations to the Board. The specific risk areas of focus for the Board and each of its Committees are summarized below. The Board relies on senior management to keep it informed with respect to the nature of risks facing the Company and how the Company is managing those risks.

Board/Committee		Primary Areas of Risk Oversight
Full Board	✔	Safety and employee welfare
	✔	Risk governance framework, including an enterprise-wide culture that supports appropriate risk awareness and the identification, escalation, and appropriate management of risk
	✔	Integrity, ethics, and compliance with its Code of Business Conduct
	✔	General strategic, commercial, operational, and economic risks
	✔	Financial projections including liquidity management
	✔	Strategic acquisition transactions, including execution and integration, and the competitive landscape for such acquisitions
	✔	Legal risks such as those arising from litigation, environmental, and intellectual property matters
	✔	Review of any other material transactions such as agreements involving corporate indebtedness, legal settlements or structure, commitments, or partnerships
Audit Committee	✔	Risk management practices, including data protection and cybersecurity
	✔	Compliance with regulatory requirements
	✔	Ensure the mitigation of certain financial risks
	✔	Review the external auditor's qualifications and independence
	✔	Treatment of any complaints regarding accounting, internal control, or auditing matters through the anonymous submission process, when applicable
	✔	Accounting compliance oversite including the Company's integrity over financial internal controls systems and disclosures
	✔	Review of material findings of any examinations conducted by federal, state, or other agencies
	✔	Review of transactions with related persons
Compensation Committee	✔	Human capital management matters
	✔	Compensation plans, programs, and arrangements and other employment practices and policies
	✔	Recruitment and retention of key talent
	✔	Labor compliance
	✔	Inclusion and diversity
	✔	Executive compensation
	✔	Maintaining remuneration framework

| Notice and Proxy Statement | 2022

CORPORATE GOVERNANCE

Board/Committee		Primary Areas of Risk Oversight
Nominating and Governance Committee	✔	Identification of qualified candidates for membership on the Board of Directors
	✔	Review of corporate governance developments for the purpose of recommending to the Board of Directors corporate governance practices, including revisions to the Company's Corporate Governance Principles
	✔	Board training and onboarding
	✔	Recommending committee membership to the Company's Board of Directors
	✔	Succession planning
	✔	Executive share ownership requirements and insider training compliance

The Board of Directors acknowledges the increased risk of cyberattacks. The Audit Committee is responsible for oversight of the Company's cybersecurity program and discusses the topic regularly during meetings. The Audit Committee is involved with the review of management's policies and procedures to prevent, detect, and to the extent it could become applicable in the future, mitigate the effects of a discovered breach. The Audit Committee believes that the Company's efforts require continuous review due to the speed in which these types of criminal behaviors evolve, and due to the inherent risk with cybersecurity, that maintaining an insurance policy is necessary to help protect the operational and financial risks involved.

BOARD OF DIRECTORS MEETINGS

Regular attendance at the Company’s Board of Directors meetings and the Annual Meeting is expected of each director. The Board held five meetings during 2021, in addition to adopting unanimous written consents in lieu of a meeting. Each of the directors attended more than 75% of the total number of Board and applicable Committee meetings during their tenure in 2021. In addition, all of the directors serving at that time attended the Company’s 2021 Annual Meeting of Shareholders, with the exception of Ms. Kulesa.

BOARD OF DIRECTORS COMMITTEES

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each of the Committees consists of independent directors and each of the Committees has adopted a written charter which is available on the Company’s website at www.nwpipe.com under “Investors” — “Corporate Governance.”

The table below lists the current membership of each Committee.

Board Member	Audit Committee	Compensation Committee	Environmental and Social Governance Committee (1)	Nominating and Governance Committee
Michael Franson	✔	✔+
Amanda Kulesa			✔+	✔
Keith Larson	✔+	✔	✔
John Paschal		✔	✔	✔+
Richard Roman	✔ (2)

+	Committee chair
(1)	The Environmental and Social Governance Committee was established in April 2022.
(2)	Richard Roman was appointed to the Audit Committee in April 2022.

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CORPORATE GOVERNANCE

Audit Committee

The Audit Committee of the Board of Directors is responsible for the oversight and monitoring of: the integrity of the Company’s financial reporting process, financial internal control systems, accounting and legal compliance, and the integrity of the financial reporting; the qualifications, independence, and performance of the independent auditors; the Company’s compliance with applicable legal and regulatory requirements; oversight of risk management practices, including data protection and cybersecurity; and the maintenance of open and private, if necessary, communication among the independent auditors, management, legal counsel, and the Board. The Audit Committee met eight times in 2021. Each member of the Audit Committee is “independent” as defined by applicable Securities and Exchange Commission (“SEC”) and Nasdaq Stock Market (“Nasdaq”) rules. The Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

As a result of the resignation of Mr. Yearsley from the Company’s Board of Directors and its Audit Committee in February 2022, the Company was not in compliance with Nasdaq Listing Rule 5605, which requires that the Company’s Audit Committee be comprised of at least three directors, all of whom are independent pursuant to the rules of Nasdaq and applicable law. Pursuant to Nasdaq Listing Rule 5605(c)(4), the Company is entitled to a cure period to regain compliance with Nasdaq Listing Rule 5605, which will expire on August 10, 2022. On April 7, 2022, the Board appointed Mr. Roman, a current independent member of the Board, to the Audit Committee. With the appointment, the Company is now in compliance with Nasdaq Listing Rule 5605.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for the oversight and determination of executive compensation by reviewing, recommending, and approving salaries and other compensation of the Company’s executive officers, and administering the Company’s equity incentive and compensation plans, including reviewing, recommending, and approving equity incentive and compensation awards to executive officers. In addition, the Compensation Committee is responsible for recommending to the Board the level and form of compensation and benefits for all nonemployee directors; oversight of the Company’s human capital management matters; and reviewing, recommending, and taking action upon any other compensation practices or policies of the Company as the Board of Directors may request or the Committee may determine to be appropriate. The Committee has sole authority to retain and terminate a compensation consultant to assist in the evaluation of executive compensation. The Compensation Committee met four times in 2021. Each member of the Compensation Committee is “independent” as defined by applicable Nasdaq Stock Market rules.

Environmental and Social Governance ("ESG") Committee

In April 2022, the Board established the Environmental and Social Governance Committee of the Board of Directors, and appointed Ms. Kulesa as Chairperson and Messrs. Larson and Paschal as committee members. The members of the ESG Committee are currently developing the committee's charter for approval by the Board, which will identify the scope of its responsibilities. It is currently anticipated that the ESG Committee will be charged with responsibilities related to the Company's environmental and social responsibilities and other related public policy matters relevant to the Company. The first meeting of the ESG Committee will be held in June 2022. Each member of the ESG Committee is "independent" as defined by applicable Nasdaq Stock Market rules.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board of Directors recommends to the Board corporate governance principles for the Company, identifies qualified candidates for membership on the Board of Directors, and proposes to the Board of Directors for its approval nominees for election as directors. The Nominating and Governance Committee met five times in 2021. Each member of the Nominating and Governance Committee is “independent” as defined by applicable Nasdaq Stock Market rules.

| Notice and Proxy Statement | 2022

CORPORATE GOVERNANCE

COMMUNICATIONS WITH DIRECTORS

Any shareholder who wants to communicate with members of the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board, c/o Chairperson of the Board, Northwest Pipe Company, 201 NE Park Plaza Drive, Suite 100, Vancouver, Washington 98684. Communications should be sent by overnight or certified mail, return receipt requested. All communications will be submitted to the intended member(s) of the Board in a timely manner.

Nominations by Shareholders

In identifying qualified candidates for the Board of Directors, the Nominating and Governance Committee will consider recommendations by shareholders. Shareholder recommendations as to candidates for election to the Board may be submitted to the Company’s Corporate Secretary, Northwest Pipe Company, 201 NE Park Plaza Drive, Suite 100, Vancouver, Washington 98684. The Nominating and Governance Committee will evaluate potential nominees, including candidates recommended by shareholders, by reviewing qualifications, considering references, and reviewing and considering such other information as the members of the Nominating and Governance Committee deem relevant.

The Company’s Bylaws permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company’s Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder’s notice of nomination must also set forth certain information specified in the Company’s Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder. Under new rules recently adopted by the SEC, additional requirements must be met for such shareholder nominee to be included in the proxy card distributed to shareholders, including that such nomination be postmarked or transmitted electronically to the registrant at its principal executive office no later than 60 calendar days prior to the anniversary of the previous year's annual meeting date.

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of the Board of Directors and is comprised solely of directors who satisfy the independence, financial literacy, and other requirements set forth in the listing rules of the Nasdaq Stock Market and applicable securities laws. In addition, each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

The Audit Committee operates under a written charter, approved and adopted by the Board of Directors, which sets forth its duties and responsibilities. This charter, which is available in full on the Company’s website at www.nwpipe.com under “Investors” — “Corporate Governance”, is reviewed annually and updated, as appropriate, to address changes in regulatory requirements, authoritative guidance, evolving oversight practices, and investor feedback.

The Audit Committee’s primary duties and responsibilities are the oversight and monitoring of:

●	the integrity of the Company’s financial reporting process, financial internal control systems, accounting and legal compliance, and the integrity of the financial reporting of the Company;
●	the qualifications, independence, and performance of the Company’s independent auditors;
●	the compliance by the Company with applicable legal and regulatory requirements;
●	oversight of risk management practices, including the Company's data protection practices and cybersecurity program; and
●	the maintenance of an open and private, if necessary, communication among the independent auditors, management, legal counsel, and the Board of Directors.

| Notice and Proxy Statement | 2022

CORPORATE GOVERNANCE

Management is responsible for preparing the Company’s financial statements and maintaining effective internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with applicable auditing standards and issuing a report thereon, and for performing an independent audit of the effectiveness of the Company’s internal controls over financial reporting. In this context, the Audit Committee performed the following:

●

met with Moss Adams, who has served as the Company’s independent registered public accountants since 2016, with and without management present, to review and discuss the Company’s audited financial statements and assessment of the Company’s internal control over financial reporting, as well as the critical audit matters addressed during the audit;

●

asked management and Moss Adams questions relating to such matters and discussed with Moss Adams the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 1301, “Communications with Audit Committees”;

●	reviewed the terms of the audit engagement, the overall audit strategy, timing of the audit, and significant risks identified; and
●

reviewed the critical accounting policies and practices applied by the Company in preparation of its financial statements, and critical accounting estimates and significant unusual transactions affecting the Company’s financial statements.

Based on the reviews and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2021 for filing with the SEC.

The Audit Committee’s responsibilities also include monitoring the qualifications, independence, and performance of the Company’s independent auditors. In reviewing the auditor’s performance, the Audit Committee considers the quality and efficiency of the services provided by the audit team, and reviews and discusses the auditor’s most recent PCAOB inspection report and its system of quality control. The Committee also reviews and discusses proposed staffing levels and the selection of the lead engagement partner from the independent registered public accounting firm. Further, the Audit Committee recognizes the importance of maintaining the independence of the Company’s auditor, both in fact and in appearance. For 2021, the Audit Committee received and reviewed the written disclosures and letter provided by Moss Adams as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed with the independent accountants that firm’s independence. The Audit Committee concurs with Moss Adams’ conclusion that they are independent from the Company and its management.

Respectfully submitted by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

Keith Larson, Chairperson

Michael Franson

Richard Roman

| Notice and Proxy Statement | 2022

PROPOSAL #1: ELECTION OF DIRECTOR

PROPOSAL #1: ELECTION OF DIRECTOR

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

At the Annual Meeting, one director will be elected, to serve for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominee named below. The Board of Directors believes that the nominee will stand for election and will serve if elected as a director. However, if the person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board may recommend.

The Company’s Articles of Incorporation and Bylaws provide that the Board of Directors shall be composed of not less than six and not more than nine directors. The size of the Board is currently fixed at six directors. Under the Company’s Articles of Incorporation and Bylaws, the Company’s directors are divided into three classes, with each class to be as nearly equal in number as possible. The term of office of only one class of directors expires each year, and their successors are generally elected for terms of three years, and until their successors are elected and qualified. The term of a director elected by the Board to fill a vacancy expires at the next annual shareholders’ meeting. There is no cumulative voting for election of directors.

Consistent with this vision, the Nominating and Governance Committee has responsibility for identifying director nominees who collectively have the complementary experience, qualifications, skills, and attributes to guide the Company and function effectively as a Board.

The Nominating and Governance Committee believes that the nominee presented in this proxy has key personal attributes that are important to an effective Board of Directors: integrity, candor, analytical skills, willingness to engage management and each other in a constructive and collaborative fashion, and ability and commitment to devote significant time and energy to serve on the Board and its committees. The Company considers the following specific experiences, qualifications, and skills to be critical in light of its strategic priorities, business objectives, operations, and structure.

DIRECTOR SKILLS AND QUALIFICATIONS

STRATEGIC SKILLS

Industries, End Markets, and Growth Areas. Experience in industries, end markets, and growth areas that the Company serves enables a better understanding of the issues facing these businesses.

Manufacturing Experience. Growing sales outside of the engineered steel pressure pipe water transmission market, particularly in precast infrastructure, is one of the Company’s long-term growth strategies. Hence, exposure to manufacturing economies is an important qualification for Company directors.

Regulated Industries/Government Experience. The Company’s customers and project stakeholders are subject to a broad array of government regulations, and demand for products and services can be impacted by changes in law or regulation in areas such as safety, environmental, and energy efficiency. It is important to have directors with experiences in government and regulated industries that provide insight and perspective in working constructively and proactively with governments and municipalities.

Innovation and Technology. The Company strives to lead the industry in water transmission and infrastructure innovation. Expertise in physical product development, testing, and introduction is critical to continuing new growth paths for the Company’s business.

Marketing. Driving growth in existing and new markets is critical for Company growth. The Company’s directors who have that expertise and a much-desired perspective in marketing will aide in delivery of the Company’s products and services.

| Notice and Proxy Statement | 2022

PROPOSAL #1: ELECTION OF DIRECTOR

CORE COMPETENCIES

Senior Leadership Experience. Experience serving as CEO or a senior executive as well as hands-on leadership experience in core management areas – such as strategic and operational planning, financial reporting, compliance, risk management, and leadership development – provide a practical understanding of complex organizations.

Risk Management. In light of the Board of Directors’ role in risk, the Company seeks directors who can help identify, manage, and mitigate key risks, including cybersecurity, regulatory compliance, competition, brand integrity, human capital, climate change, and intellectual property.

Financial Expertise. The Company believes an understanding of finance and financial reporting processes is important for its directors to enable them to monitor and assess the Company’s operating and strategic performance and to ensure accurate financial reporting and robust controls. Northwest Pipe Company seeks directors with background and experience in capital markets, corporate finance, mergers and acquisitions, accounting, and financial reporting.

Public Company Board Experience. Service on the boards and board committees of other public companies provides an understanding of corporate governance practices and trends and insights into board management, relations between the board, the CEO, and senior management, agenda setting, and succession planning.

BOARD SKILLSET MATRIX

	Scott Montross (CEO)	Michael Franson (Lead Director)	Amanda Kulesa	Keith Larson	John Paschal	Richard Roman (Chairperson)
Strategic Skills
Industries, End Markets, and Growth Areas	■	■	■	■	■	■
Manufacturing Experience	■	■	■	■	■	■
Regulated Industries/Government Experience	■	■	■	■	■	■
Innovation and Technology	■	■	■	■	■	■
Marketing	■	■	■	■	■	■
Core Competencies
Senior Leadership Experience	■	■	■	■	■	■
Risk Management	■	■	■	■	■	■
Financial Expertise	■	■	■	■	■	■
Public Company Board Experience (current | past)	■	■	■	■	■	■

■	Technical Expertise (direct hands-on experience or subject-matter expert during his/her career)

■	Managerial Expertise (expertise derived through direct managerial experience)

■	Working Knowledge (experience derived through serving as a member of a relevant board committee or serving as an executive officer or on the board of a public company in the relevant industry)

| Notice and Proxy Statement | 2022

PROPOSAL #1: ELECTION OF DIRECTOR

NOMINEE AND CONTINUING DIRECTORS

The following table sets forth the names of and certain information about the Board of Directors’ nominee for election as a director and those directors who will continue to serve after the Annual Meeting.

Nominee	Age	Director Since	Expiration of Current Term	Expiration of Nominated Term
Michael Franson	67	2016	2022	2025
Continuing Directors
Amanda Kulesa	46	2020	2024
Keith Larson	64	2007	2024
Scott Montross	57	2013	2023
John Paschal	63	2019	2023
Richard Roman	70	2003	2024

NOMINEE FOR DIRECTOR

MICHAEL FRANSON

Years of Service: 17 Age: 67 Committees: • Audit Committee • Compensation Committee - Chair Independent: Yes Other directorships: None LEAD DIRECTOR	Specific Experience, Qualifications, Attributes, and Skills:
● Significant management and finance experience gained through senior leadership positions
● Extensive experience with merger and acquisition transactions
● Information technology and cyber expertise and a strong track record of dissemination company culture
● Deep understanding of corporate finance including investment banking, financial analysis, capital fundraising, and financial advisory services
Board of Director Tenure:
Michael Franson has been a director of the Company since August 2016. Mr. Franson previously served on the Board from 2001 until 2005, and again from 2007 until 2014.
Business Experience:
In July 2016, Mr. Franson retired from KPMG Corporate Finance LLC as Managing Director and Global Head of Technology M&A after serving in that role from 2014 to 2016. From 2005 to 2014, Mr. Franson was a co-founder and President of St. Charles Capital LLC, an investment banking firm focused on mergers and acquisitions, raising private capital, and providing financial advisory services for middle-market companies across the United States. From 2000 to 2005, Mr. Franson was a Managing Director at the Wallach Company, which was subsequently sold to KeyCorp, the parent of KeyBanc Capital Markets.
Education:
Mr. Franson holds a BS in Marketing from California State University at Chico and a MBA in Finance from the University of Oregon, Charles H. Lundquist College of Business.

| Notice and Proxy Statement | 2022

PROPOSAL #1: ELECTION OF DIRECTOR

CONTINUING DIRECTORS

AMANDA KULESA, PHD, MA

Years of Service: 2 Age: 46 Committees: • Environmental and Social Governance Committee - Chair • Nominating and Governance Committee Independent: Yes Other directorships: None	Specific Experience, Qualifications, Attributes, and Skills:
● Extensive experience with organizational development and strategic human capital
● Deep experience in strategic planning, communications, and leadership management and finance experience gained through senior leadership positions
● Broad experience on corporate governance issues
Board of Director Tenure:
Amanda Kulesa has been a director of the Company since July 2020.
Business Experience:
Ms. Kulesa is a senior partner of NeoPsy Systems, a firm specializing in management and organizational psychology. Ms. Kulesa has over 19 years of experience working with investors and top-level senior executives in building great companies. Ms. Kulesa provides investor and management teams with an understanding of how to maximize leadership effectiveness and build value creation through long-term strategic planning. Specifically, Ms. Kulesa specializes in applied research to assist in executive selection, executive development, organizational assessment, and strategic planning.

Education:
Ms. Kulesa holds a PhD and MA in Industrial Psychology from Bowling Green State University and obtained her undergraduate degree from the University of Colorado Boulder.

KEITH LARSON

Years of Service: 15
Age: 64
Committees:

• Audit Committee - Chair

• Compensation Committee

• Environmental and Social Governance Committee

Independent: Yes

Other directorships: Rogers Corporation (NYSE:ROG)

Specific Experience, Qualifications, Attributes, and Skills:
● Extensive management, operational, technology, networking, and cybersecurity experience as well as corporate governance for a multinational public company
● Deep understanding of public policy and global economic indicators, risk assessment, and financial administration gained through leadership positions in Asia and western Europe
● Significant expertise in manufacturing, product design, and supply chain management
Board of Director Tenure:
Keith Larson has been a director of the Company since May 2007.
Business Experience:
Mr. Larson is on the board of directors of Rogers Corporation, a publicly-held company, and is an advisor to other privately-held companies. Mr. Larson was a Vice President of Intel Corporation and Senior Managing Director of Intel Capital, until his retirement in April 2019, where he was a voting member of the investment committee and managed the Financial Investments Portfolio. Mr. Larson served as a Managing Director of Intel Capital from 2004 to 2018, managing a team of investment professionals focused on identifying, making, and managing strategic investments in the manufacturing, memory and programmable solutions, and Sports and Bioinformatics vertical sectors. Mr. Larson formerly served on the board of regents of a university and on a state government council, which oversaw approximately $80 billion in investments of various Oregon State agencies and funds.

Education:
Mr. Larson attended UCLA and holds a BS in Business Administration, Accounting (Cum Laude) from the University of Southern California.

| Notice and Proxy Statement | 2022

PROPOSAL #1: ELECTION OF DIRECTOR

SCOTT MONTROSS

Years of Service: 9 Age: 57 Committees: None Independent: No Other directorships: None	Specific Experience, Qualifications, Attributes, and Skills:
● Extensive commercial and operational experience in the steel industry through various executive positions and his current tenure as the Company's President and CEO
● In-depth understanding of industry manufacturing, critical infrastructure, product design and development, and supply chain logistics
● Significant management and finance experience including corporate reporting, accounting, controls, and mergers and acquisitions
Board of Director Tenure:
Scott Montross has been a director of the Company since January 2013.
Business Experience:
Mr. Montross has served as President and CEO of the Company since January 2013. Mr. Montross joined the Company in May 2011 and served as the Company's Executive Vice President and Chief Operating Officer until December 2012. Prior to joining the Company, Mr. Montross spent a total of 24 years in the steel industry. Mr. Montross served as Executive Vice President, Flat Products Group for EVRAZ North America's Oregon Steel Division from 2010 to 2011, as Vice President and General Manager of EVRAZ North America from 2007 to 2010, as Vice President of Marketing and Sales for Oregon Steel Mills, Inc. from 2003 to 2007, and as Vice President of Marketing and Sales for National Steel Corporation from 2002 to 2003.

Education:
Mr. Montross holds a BA from Colgate University.

JOHN PASCHAL

Years of Service: 3
Age: 63
Committees:

• Compensation Committee

• Environmental and Social Governance Committee

• Nominating and Governance Committee - Chair

Independent: Yes

Other directorships: None

Specific Experience, Qualifications, Attributes, and Skills:
● Extensive understanding of the steel manufacturing industry
● Broad experience on human capital, operations, and governance issues gained through hands-on leadership
● Significant expertise in manufacturing, product design and development, supply chain, and logistics
Board of Director Tenure:
John Paschal has been a director of the Company since August 2019.
Business Experience:
Mr. Paschal was the President of the Temtco Steel Division of Kloeckner Metals Corporation until his retirement in December 2020. Mr. Paschal and his late uncle, Bill Taylor of Taylor Machine Works, co-founded Temtco Steel in 1979 with an emphasis on high-strength steel and value added services. Temtco Steel was sold to Kloeckner Metals in 2008.

Education:
Mr. Paschal holds a BS in Business Administration from Mississippi State University.

| Notice and Proxy Statement | 2022

PROPOSAL #1: ELECTION OF DIRECTOR

RICHARD ROMAN

Years of Service: 19 Age: 70 Committees: • Audit Committee Independent: Yes Other directorships: None CHAIRPERSON	Specific Experience, Qualifications, Attributes, and Skills:
● Extensive understanding of Company organization through previous tenure as the Company's President and CEO
● Deep experience in corporate finance, insurance and risk management, mergers and acquisitions, capital markets, government regulations, and employee benefits
● Significant expertise in manufacturing operations, budgeting, planning, strategy, communications, and regulatory issues
Board of Director Tenure:
Richard Roman has been a director of the Company since January 2003 and the Chairperson of the Board since January 2013.
Business Experience:
Mr. Roman served as the Company's CEO from March 2010 until December 2012 and as the Company's President from October 2010 until December 2012. Previously, Mr. Roman was the President of Columbia Ventures Corporation, a private investment company which historically has focused principally on the international metals and telecommunications industries. Prior to joining Columbia Ventures Corporation in 1992, Mr. Roman was a partner at Coopers & Lybrand, an independent public accounting firm.

Education:
Mr. Roman holds a BA from Grinnell College and a MBA from the University of Chicago.

BOARD COMPOSITION

The Company’s Corporate Governance Principles specify that the criteria used by the Nominating and Governance Committee in the selection, review, and evaluation of possible candidates for vacancies on the Board of Directors should include factors relating to whether the candidate would meet the definition of “independent” as well as skills, occupation, and experience in the context of the needs of the Board. All candidates for election to the Board must be individuals of character, integrity, and honesty. The Company does not have a formal policy with respect to the consideration of diversity in identifying director candidates; however, the Nominating and Governance Committee Charter includes diversity as one of several criteria in recommending and reviewing a director nominee candidate. From time to time, the Nominating and Governance Committee has employed a third party to help identify or screen prospective directors, and may continue to do so at its discretion.

| Notice and Proxy Statement | 2022

PROPOSAL #1: ELECTION OF DIRECTOR

The Company believes that, in addition to diversity of personal characteristics and experiences, diversity of service tenures on the Board of Directors also facilitates effective Board oversight. Directors with many years of service to Northwest Pipe Company provide the Board with a deep knowledge of the Company, while newer directors lend fresh perspectives.

Board Diversity Matrix

As of April 28, 2022

	Female	Male	Non-Binary	Did Not Disclose Gender
Total Number of Directors – 6
Gender Identity
Directors	1	5	-	-
Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	5	-	-
Two or more Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did not disclose demographic background	-

| Notice and Proxy Statement | 2022

PROPOSAL #1: ELECTION OF DIRECTOR

DIRECTOR COMPENSATION

The Compensation Committee is responsible for recommending to the Board of Directors the level and form of compensation and benefits for directors. Mr. Montross, as a member of the Board who is also an employee, does not receive additional compensation for serving as director. In June 2021, the Compensation Committee, with the assistance of management, considered broad market-based survey data and recommended that certain nonemployee director compensation elements be increased.

For nonemployee directors, the Compensation Committee has approved the following director compensation (1):

	Effective Prior to June 2021	Effective June 2021
Chairperson of the Board annual retainer	$110,000	$115,000
Annual retainer, except for Chairperson of the Board	40,000	45,000
Lead Director	20,000	20,000
Audit Committee Chairperson	15,750	17,000
Audit Committee non-chair member	5,000	6,000
Compensation Committee Chairperson	10,000	10,000
Compensation Committee non-chair member	3,000	3,600
Nominating and Governance Committee Chairperson	7,500	9,250
Nominating and Governance Committee non-chair member	1,500	3,000

(1)	The director compensation for the Environmental and Social Governance Committee, which was established in April 2022, will be determined in 2022.

In addition, each nonemployee director receives an annual award of $65,000 payable solely in shares of the Company’s Common Stock pursuant to the Company’s equity incentive plan. The members of the Board of Directors are also reimbursed for travel expenses incurred in attending board meetings.

DIRECTOR COMPENSATION TABLE

The following table reflects compensation earned by the directors for the year ended December 31, 2021, with the exception of Mr. Montross, CEO, whose compensation is included in the Summary Compensation table on page 39.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Michael Franson	$78,000	$65,000	$143,000
Amanda Kulesa	44,750	65,000	109,750
Keith Larson	62,175	65,000	127,175
John Paschal	54,175	65,000	119,175
Richard Roman	112,500	65,000	177,500
William Yearsley (2)	50,250	65,000	115,250

(1)

On June 10, 2021, 2,101 shares of Common Stock were granted to Ms. Kulesa and Messrs. Franson, Larson, Paschal, Roman, and Yearsley. The amount included in this column represents the amount recognized by the Company in 2021 for financial statement reporting purposes for the fair value of the Common Stock awarded. The assumptions used to calculate the grant date fair value for the stock awards are in Note 12 of the Notes to Consolidated Financial Statements in Part II – Item 8. “Financial Statements and Supplementary Data” of the 2021 Annual Report to Shareholders.

(2)	As previously announced, Mr. Yearsley resigned from the Board of Directors in February 2022.

| Notice and Proxy Statement | 2022

PROPOSAL #2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL #2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, the Board of Directors is asking shareholders to approve an advisory resolution on executive compensation. The advisory vote is a non-binding vote on the compensation of the Named Executive Officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement. The text of the resolution is as follows:

“RESOLVED, that the shareholders of Northwest Pipe Company approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the SEC, including the Executive Compensation Discussion and Analysis, compensation tables, and narrative disclosure."

The Company urges you to read the disclosure under “Executive Compensation Discussion and Analysis” below which discusses how the Company’s compensation policies and procedures implement its compensation philosophy. You should also read the Summary Compensation table and other related compensation tables and narrative disclosure which provide additional details about the compensation of the Named Executive Officers for 2021. The Company has designed its executive compensation structure to attract, retain, and motivate executives who can accomplish the Company’s business strategy, and whose interests are aligned with those of the Company’s shareholders. The Company believes that its executive compensation program does not encourage excessive and unnecessary risk-taking by the executives but, rather, encourages the executives to remain focused on both the short-term and long-term operational and financial goals of the Company.

While the Company intends to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on the Company, its Board of Directors, or the Compensation Committee.

The Company currently holds its advisory vote on executive compensation annually. Accordingly, the next advisory vote on executive compensation will be held at the 2023 Annual Meeting of Shareholders.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis provides information about the Company’s compensation program for its Named Executive Officers:

●	Scott Montross, President and Chief Executive Officer
●	Aaron Wilkins, Senior Vice President, Chief Financial Officer, and Corporate Secretary (1)
●	William Smith, Executive Vice President of Water Transmission Engineered Systems (2)
●	Miles Brittain, Executive Vice President (3)
●	Eric Stokes, Senior Vice President and General Manager, Water Transmission Steel Pressure Pipe (4)

(1)	Mr. Wilkins was appointed CFO on April 1, 2020, upon the former CFO’s retirement.
(2)	As previously announced, Mr. Smith retired on April 15, 2022.
(3)	Mr. Brittain was promoted to Senior Vice President of Operations in February 2020 and to Executive Vice President in May 2021.
(4)

Mr. Stokes was promoted to Senior Vice President of Sales and Marketing, Water Transmission in February 2020 and to Senior Vice President and General Manager, Water Transmission Steel Pressure Pipe in May 2021.

Further information about each of the executive officers is available in Part III – Item 10. “Directors, Executive Officers and Corporate Governance” of the 2021 Annual Report to Shareholders.

| Notice and Proxy Statement | 2022

PROPOSAL #2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION OVERVIEW

	WHAT WE DO		WHAT WE DON’T DO
✔

Pay for Performance. The Company closely aligns pay and performance, with a significant portion of target total direct compensation at-risk. The Compensation Committee validates this alignment annually and ensures performance-based compensation represents a significant portion of executive compensation.

✘

No Guaranteed Annual Salary Increases or Bonuses. Annual salary increases are based on evaluations of individual performance and the competitive market. In addition, the Company does not provide guarantees on cash bonus or incentive stock awards.

✔

Robust Performance Goals. The Company establishes clear and measurable goals and targets and holds its executives accountable for achieving specified targets to earn a payout under the incentive plans. The Company uses operational metrics for incentive compensation plans and performance-based long-term incentives to drive top- and bottom-line growth over multiple time frames.

		✘	No Excessive Perks. The Company does not provide perquisites except in cases where there is a compelling business or security reason.
✔	Claw Back Practices. Allow for recoupment of incentive compensation for a significant financial restatement.	✘	No Excessive Risks. Compensation practices are appropriately structured and avoid incentivizing employees to engage in excessive risk-taking.
✔	Maximum Payout Caps for Incentive Plans. Annual cash incentive compensation plan and performance plan payouts are capped.	✘	No Incentivizing of Short-Term Results to the Detriment of Long-Term Goals and Results. Pay mix is heavily weighted toward long-term incentives aligned with shareholder interests.
✔	Robust Stock Ownership Requirements. The Company requires executive officers to hold meaningful amounts of stock in multiple(s) of annual salary.	✘	No Hedging or Pledging. The Company does not allow directors, officers, or employees to hedge its stock.
✔

Double Trigger in the Event of a Change-in-Control (“CIC”). The Company has double trigger vesting on equity and severance for CIC; executives will not receive cash severance nor will equity vest in the event of a CIC unless accompanied by qualifying termination of employment.

✘

No Excise Tax Gross-Ups and No Accelerated Bonus Payments Upon CIC. Excise tax gross-ups are not provided for any executive officers. Plans provide that stock awards outstanding upon a CIC would be paid based on time/performance through the CIC dates.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Board of Directors and executive management at the Company believe that the performance and contribution of their executive officers are critical to the Company’s overall success. To attract, retain, and motivate the executives to accomplish the Company’s business strategy, the Compensation Committee establishes executive compensation policies and oversees executive compensation practices at the Company.

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of the Company’s specific annual and long-term goals, and which aligns executives’ interests with those of the shareholders by rewarding performance that exceeds established goals, with the ultimate objective of improving shareholder value.

| Notice and Proxy Statement | 2022

PROPOSAL #2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Committee also evaluates compensation programs to ensure that the Company maintains its ability to attract, retain, and motivate superior employees in key positions and that compensation provided to key employees remains competitive when compared with other employment opportunities. The Compensation Committee believes the Company’s executive compensation packages should include both cash and share-based compensation that reward performance as measured against established goals.

Process for Setting Executive Compensation

The Compensation Committee reviews and approves the salaries and other discretionary compensation of the Company’s executive officers, and administers the Company’s equity incentive and compensation plans, including reviewing and approving equity incentive and discretionary compensation awards to executives. The Compensation Committee annually reviews and approves compensation levels and pay mix for the executives.

●

The Compensation Committee exercises business judgment in determining the appropriate level and mix of executive compensation; cash compensation is used to provide a base salary, and to incentivize and reward executives based on their contributions to the Company, and equity-based compensation is used to tie the interests of the executives to the interests of the Company’s shareholders. There is no pre-established policy or target for the allocation between either cash and noncash or short-term and long-term incentive compensation, which enables the Compensation Committee the flexibility to adjust allocations dynamically as business conditions warrant.

●

The Compensation Committee uses qualitative individual performance objectives as a factor in making its decisions. The Compensation Committee and the CEO annually review the performance of each executive officer (other than the CEO whose performance is reviewed by the Compensation Committee after an evaluation from the Chairperson). Based on these reviews, the Compensation Committee makes compensation decisions, including salary adjustments and annual discretionary incentive compensation awards, for the executive officers.

●

The Compensation Committee evaluates and considers the Company’s annual performance within the context of its long-term strategic plan, identifying areas in which expectations were exceeded, achieved, or fell below stated goals. The structure of all incentive compensation plans is reviewed periodically to assure their linkage to the current objectives, strategies, and performance goals.

●

The Compensation Committee evaluates and considers a variety of growth and profitability measures relative to historical performance and internal plans for awarding performance-based cash incentive compensation.

●	The Compensation Committee evaluates and considers performance criteria for awarding equity incentive awards.
●

The Compensation Committee generally does not utilize specific benchmark levels. Rather, the Compensation Committee considers broad, market-based survey data of comparable companies, such as that provided by Mercer LLC, Equilar, CompAnalyst, Willis Towers Watson, and WorldatWork.org, when assessing the competitiveness of compensation levels and pay mix for the CEO, CFO, and other executives.

●

From time to time, the Compensation Committee has retained independent consultants to advise the Committee on executive or director compensation matters, to assess total compensation program levels and program elements for executive officers or directors, and to evaluate marketplace trends in executive or director compensation. The Compensation Committee did not retain an independent consultant in 2021 to perform a market review of executive compensation and incentive plans.

Advisory Vote on Executive Compensation

Each year the Compensation Committee submits to shareholders an advisory resolution on executive compensation, and carefully considers the voting results of this proposal, though the final vote is advisory in nature and therefore not binding on the Company. The Company’s shareholders expressed strong support for the executive compensation program in the advisory vote at the 2021 Annual Meeting of Shareholders. Based upon these results, the Compensation Committee has determined to follow the shareholders’ recommendation by continuing its present compensation policies and practices.

| Notice and Proxy Statement | 2022

PROPOSAL #2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

ELEMENTS OF COMPENSATION

The principal targeted components of compensation for executive officers for the year ended December 31, 2021:

The weighting of each of the components of compensation reflected in the Summary Compensation table on page 39 for the CEO and other Named Executive Officers ("NEOs") was as follows for the year ended December 31, 2021:

| Notice and Proxy Statement | 2022

PROPOSAL #2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Realized Pay vs. Reported Pay

Since total reported compensation of each Named Executive Officer in the Summary Compensation table on page 39 is comprised of a significant amount of potential pay, the Company also reports Realized Pay each year, which includes base salary, performance-based cash incentive compensation earned for the respective year's performance, discretionary cash incentive compensation paid during the respective year, market values of previously granted RSUs and PSAs that vested during the respective year, and all other compensation amounts received during the year. Generally, Reported Pay is higher than Realized Pay as the value of the equity awards vested has been less than the value of the equity awards granted in each respective year.

	2021		2020		2019
	Realized Pay	Reported Pay	Realized Pay	Reported Pay	Realized Pay	Reported Pay

Scott Montross	$2,147,151	$1,943,875	$1,691,004	$1,962,273	$1,242,058	$2,037,066
Aaron Wilkins	731,720	758,153	580,580	778,930	466,194	546,203
William Smith	880,550	811,361	742,473	823,629	622,787	884,610
Miles Brittain	759,367	768,503	562,643	734,673	555,702	664,714
Eric Stokes	686,717	697,804	502,529	662,605	469,811	585,228

Base Salary

Northwest Pipe Company provides executive officers and other employees with a base salary to compensate them for services rendered during the fiscal year. Base salaries are determined for each executive based on their experience, position, and responsibilities, and take into consideration market data and conditions. In addition, the Company considers the individual performance of each executive, and conducts internal reviews of each executive’s compensation, to ensure equity among executive officers. Salary levels are typically reviewed annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries are based on the Compensation Committee’s assessment of the individual executive’s performance in conjunction with recommendations provided by the CEO.

Base salary is reflected in the ‘Salary’ column in the Summary Compensation table on page 39.

Performance-Based Cash Incentive Compensation

Northwest Pipe Company provides, from time to time, incentive compensation to retain, incentivize, and reward employees for high performance and achievement of corporate goals. The incentive compensation program provides for an award of cash incentive compensation to executive officers and others as a reward for the Company’s growth and profitability, and places a significant percentage of each executive officer’s compensation at risk. Awards are based on the Company’s achievement of certain financial performance measures.

In 2021, each Named Executive Officer was awarded a short-term incentive plan providing for cash payments for the achievement of certain levels of adjusted income before income taxes for the 2021 fiscal year. Adjusted income before income taxes is calculated by adjusting the Company’s income before income taxes as reported in its audited financial statements for certain events that occur during the year, such as the acquisition of businesses, the sales of significant capital assets, or other extraordinary or unusual developments. For 2021, adjusted income before income taxes excluded net insurance recoveries, acquisition-related transactions costs related to the ParkUSA acquisition, and the results of ParkUSA from the date of acquisition.

| Notice and Proxy Statement | 2022

PROPOSAL #2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The following scale shows the payout as a percentage of base salary that may be awarded. Payouts for performance between the rankings are interpolated on a straight-line basis:

Adjusted Income before Income Taxes Performance in 2021	Payout as a Percentage of Base Salary for Mr. Montross	Payout as a Percentage of Base Salary for the other Named Executive Officers
> $24,072,000	140%	100%
$16,048,000	70%	50%
$8,024,000	35%	25%
< $8,024,000	0%	0%

Cash payments under this short term incentive plan were made in March 2022, and were determined by multiplying base salary times the payout percentage of 73.6% for Mr. Montross and 52.6% for Messrs. Wilkins, Smith, Brittain, and Stokes.

Performance-based cash incentive compensation is reflected in the ‘Non-Equity Incentive Plan Compensation’ column in the Summary Compensation table on page 39.

Discretionary Incentive Compensation

Northwest Pipe Company provides, from time to time, discretionary incentive compensation in recognition of an executive officer’s or other employee’s success in attaining results that delivered value to the Company, or for other reasons as determined appropriate by the Compensation Committee.

In 2021, no discretionary cash incentive compensation was awarded.

Discretionary incentive compensation is reflected in the ‘Bonus’ column in the Summary Compensation table on page 39.

Equity Incentive Awards

Northwest Pipe Company provides equity incentive awards to executive officers and certain designated key employees. The equity incentive awards are designed to ensure that the executive officers and key employees have a continuing stake in the Company’s success. In addition, the awards emphasize pay-for-performance. Terms and conditions of the awards are determined on an annual basis by the Compensation Committee.

When granted, RSUs are service-based and entitle the holder to receive Common Stock at the end of the vesting period (generally over periods up to three years), subject to continued employment. RSUs are designed to attract and retain executive officers and others by providing them with the benefits associated with the increase in the value of the Common Stock during the vesting period, while incentivizing them to remain with the Company long-term.

When granted, PSAs are service-based awards with a performance-based vesting condition. PSAs serve several purposes. They have value to the holder only if the goals are achieved during their performance measurement period, and they serve as a retention tool because the performance measurement periods generally extend over one year. Additionally, the holders benefit further if they are successful in increasing the value of the Company’s Common Stock. When PSAs are granted, they typically include vesting conditions that entitle the holder to receive between zero and 200 percent of the target award. Payouts for performance between the rankings will be interpolated on a straight-line basis.

In 2021, each Named Executive Officer received an award of PSAs and RSUs valued at an amount equal to a specific percentage of their respective annual base salary, with 75 percent of each award represented by PSAs and 25 percent of each award represented by RSUs.

| Notice and Proxy Statement | 2022

PROPOSAL #2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The PSAs awarded will vest based on the Company’s Earnings before Interest Expense, Income Taxes, Depreciation, and Amortization Margin before extraordinary or unusual items (“EBITDA Margin Performance”) over the measurement period. The following scale shows the adjustment to the number of PSAs that may be awarded following the measurement period:

EBITDA Margin Performance	Payout as a Percentage of Target Award
>16.9%	200%
10.1%	100%
5.8%	50%
<5.8%	0%

One-third of the PSAs vested on March 31, 2022 based on EBITDA Margin Performance for the 2021 fiscal year, which excluded net insurance recoveries and acquisition-related transactions costs related to the ParkUSA acquisition; the actual number of shares of Common Stock that were issued was determined by multiplying the PSAs by a payout percentage of 93%. One-third of the PSAs will vest on March 31, 2023 based on EBITDA Margin Performance for the 2021-2022 fiscal years and one-third of the PSAs will vest on April 1, 2024 based on EBITDA Margin Performance for the 2021-2023 fiscal years.

In the event a “change in control” of the Company (as defined in the Performance Share Unit Agreement) occurs at any time prior to April 1, 2024, the PSAs will be immediately vested and the amount awarded will be based on the results obtained through the change in control date.

One-third of the RSUs vested on January 17, 2022, and one-third of the RSUs will vest on January 16, 2023 and January 15, 2024, based upon continued service with the Company on that date. In the event a “change in control” of the Company (as defined in the RSU agreement) occurs at any time prior to January 15, 2024, a pro-rata number of RSUs will be calculated based on time elapsed as of the date of the change in control, and those RSUs will be immediately vested.

Equity incentive awards are reflected in the ‘Stock Awards’ column in the Summary Compensation table on page 39. These amounts represent the target value of the award issued, but not what was actually received by the Named Executive Officer.

Retirement Benefits

Northwest Pipe Company offers a qualified 401(k) defined contribution plan. The ability of executive officers to participate fully in this plan is limited under IRS and ERISA requirements. The 401(k) plan encourages employees to save for retirement by investing on a regular basis through payroll deductions. The retirement benefits include Company contributions to a qualified 401(k) defined contribution plan.

Retirement benefits are reflected in the ‘All Other Compensation’ column in the Summary Compensation table on page 39.

Perquisites and Other Personal Benefits

Northwest Pipe Company provides executive officers with limited perquisites and other personal benefits that it and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable it to attract, retain, and motivate employees for key positions. The Company is selective in its use of perquisites, utilizing perquisites that are commonly provided, the value of which is generally modest. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers. The primary perquisites are life insurance premiums and phone allowance.

Perquisites and other personal benefits are reflected in the ‘All Other Compensation’ column in the Summary Compensation table on page 39.

| Notice and Proxy Statement | 2022

PROPOSAL #2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION AND RISK

Northwest Pipe Company believes its executive compensation programs do not encourage excessive and unnecessary risk-taking by the executive officers because its programs are designed to encourage the executive officers to remain focused on both the short-term and long-term operational and financial goals of the Company. The Company achieves this balance through a combination of elements in its overall compensation plans, including: elements that reward different aspects of short-term and long-term performance; incentive compensation that rewards performance on a variety of different measures; awards that are paid based on results averaged out over several years; and awards paid in cash and awards paid in shares of the Company’s stock, to encourage better alignment with the interests of shareholders. Additionally, annual compensation decisions for executive officers are influenced by the review of the performance of each executive officer by the Compensation Committee, including an evaluation of the officers’ commitment to promoting effective internal controls and legal and regulatory compliance. The Company believes this helps to ensure “the tone at the top” deters unnecessary risk-taking.

Clawback Provisions

Northwest Pipe Company’s performance-based equity incentive awards contain a provision that allows the Company to recapture amounts paid to the Named Executive Officers under certain circumstances. If the Company’s financial statements are the subject of a restatement due to misconduct, to the extent permitted by governing law, in all appropriate cases, the Company will seek reimbursement of excess share compensation granted under the agreements for the relevant years. For purposes of this provision, excess share compensation means the positive difference, if any, between (i) the award paid to the Named Executive Officer and (ii) the award that would have been paid to the Named Executive Officer had the award been calculated based on the Company’s financial statements as restated.

Stock Ownership and Anti-Hedging/Pledging Policy

The Nominating and Governance Committee of the Board of Directors has adopted a stock ownership policy because it believes it is in the best interests of the Company and its shareholders to align the financial interests of the executive officers and directors with those of the Company’s shareholders. Under the policy, the directors are expected to accumulate and own shares having a market value equal to three times their annual cash retainer; the CEO is expected to accumulate and own shares having a market value equal to three times his base salary; and each of the other Named Executive Officers is expected to accumulate and own shares having a market value equal to either one or two times their base salary, depending on their position with the Company. Each executive officer or director has five years to accumulate the expected ownership level beginning from their date of hire or promotion. Until such ownership is achieved, each executive officer or director is required to retain 100% of net after-tax shares issued upon vesting of equity incentive awards. In addition, executive officers and directors are expressly prohibited from engaging in hedging transactions related to the Company’s stock, including trading in publicly-traded options, puts, calls, or other derivative instruments related to the Company’s stock, and from pledging the Company’s stock as collateral for a loan.

| Notice and Proxy Statement | 2022

PROPOSAL #2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

The following table reflects compensation for the Named Executive Officers for the years ended December 31, 2021, 2020, and 2019. The SEC’s calculation of total compensation, as shown in the Summary Compensation table set forth below, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by the Named Executive Officers in a particular year. To supplement the SEC-required disclosure, the Company has included the "Realized Pay vs. Reported Pay" table above on page 35, which shows compensation actually realized by each Named Executive Officer for each of the years shown.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total ($)

Scott Montross	2021	$607,331	$-	$876,489	$446,907	$13,148	(2)	$1,943,875
Director, CEO, and President	2020	577,368	60,000	876,492	435,658	12,755	(2)	1,962,273
	2019	549,875	106,000	795,008	577,369	8,814	(2)	2,037,066

Aaron Wilkins	2021	320,000	-	259,241	168,195	10,717	(3)	758,153
Senior Vice President and CFO	2020	305,000	38,000	259,251	164,386	12,293	(3)	778,930
	2019	238,333	40,000	80,009	178,750	9,111	(3)	546,203

William Smith	2021	337,500	-	280,486	177,393	15,982	(2)	811,361
Executive Vice President	2020	326,820	25,000	280,491	176,146	15,172	(2)	823,629
	2019	314,971	62,000	261,823	236,228	9,588	(2)	884,610

Miles Brittain	2021	327,417	-	255,012	172,093	13,981	(3)	768,503
Executive Vice President	2020	297,709	8,000	254,987	160,456	13,521	(3)	734,673
	2019	280,675	55,000	109,012	210,506	9,521	(3)	664,714

Eric Stokes	2021	297,515	-	231,635	156,377	12,277	(4)	697,804
Senior Vice President	2020	266,250	7,000	231,615	143,501	14,239	(4)	662,605
	2019	242,050	24,000	115,417	181,538	22,223	(4)	585,228

(1)

The amounts included in this column represent the aggregate grant date fair value of RSUs and PSAs granted during the years reported in accordance with FASB ASC Topic 718. The assumptions used to calculate the grant date fair value for the stock awards are in Note 12 of the Notes to the Consolidated Financial Statements included in Part II – Item 8. “Financial Statements and Supplementary Data” of the 2021 Annual Report to Shareholders. These amounts do not correspond to the actual value that will be recognized by the Named Executive Officers.

(2)	Includes amounts paid by the Company for contributions to the qualified 401(k) defined contribution plan and life insurance premiums.
(3)	Includes amounts paid by the Company for contributions to the qualified 401(k) defined contribution plan, life insurance premiums, and a monthly phone allowance.
(4)	Includes amounts paid by the Company for contributions to the qualified 401(k) defined contribution plan, life insurance premiums, and a monthly auto allowance until his promotion in February 2020.

| Notice and Proxy Statement | 2022

PROPOSAL #2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

2021 GRANTS OF PLAN-BASED AWARDS

The following table sets forth, for each of the Named Executive Officers, the performance-based incentive awards granted for the year ended December 31, 2021.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards (4)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scott Montross	Non-Equity Award		$-	$425,132	$850,264
	3/18/2021	(2)				-	19,741	39,482		$657,375
	3/18/2021	(3)							6,580	219,114

Aaron Wilkins	Non-Equity Award		-	160,000	320,000
	3/18/2021	(2)				-	5,839	11,678		194,439
	3/18/2021	(3)							1,946	64,802

William Smith	Non-Equity Award		-	168,750	337,500
	3/18/2021	(2)				-	6,317	12,634		210,356
	3/18/2021	(3)							2,106	70,130

Miles Brittain	Non-Equity Award		-	163,709	327,418
	3/18/2021	(2)				-	5,743	11,486		191,242
	3/18/2021	(3)							1,915	63,770

Eric Stokes	Non-Equity Award		-	148,758	297,516
	3/18/2021	(2)				-	5,217	10,434		173,726
	3/18/2021	(3)							1,739	57,909

(1)

These columns show the possible payouts for each Named Executive Officer under the short term incentive plans based on the goals set in December 2020. Additional information is included in the Executive Compensation Discussion and Analysis, and detail regarding actual awards under the short term incentive plan is reported in the Summary Compensation table on page 39.

(2)	Awards represent the PSAs granted under the equity incentive plan. The methodology applied in determining these awards and how they are earned is discussed under “Equity Incentive Awards” above.
(3)	Awards represent the RSUs granted under the equity incentive plan. The methodology applied in determining these awards and how they are earned is discussed under “Equity Incentive Awards” above.
(4)

The amount included in this column represents the aggregate grant date fair value of awards granted in accordance with FASB ASC Topic 718. The assumptions used to calculate the grant date fair value for the stock awards are in Note 12 to the Consolidated Financial Statements included in Part II – Item 8, “Financial Statements and Supplementary Data” of the 2021 Annual Report to Shareholders.

| Notice and Proxy Statement | 2022

PROPOSAL #2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR END

The following table sets forth, for each of the Named Executive Officers, the equity awards made to each such Named Executive Officer that were outstanding as of December 31, 2021.

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Scott Montross	51,060	$1,623,708
Aaron Wilkins	14,553	462,785
William Smith	16,366	520,439
Miles Brittain	14,424	458,683
Eric Stokes	13,084	416,071

(1)	The following table sets forth, for each of the Named Executive Officers, the number of shares outstanding as of December 31, 2021 for each of the equity incentive plan awards granted.

	RSUs granted March 26, 2019 (a)	PSAs granted March 26, 2020 (b)	RSUs granted March 26, 2020 (c)	PSAs granted March 18, 2021 (d)	RSUs granted March 18, 2021 (e)
Scott Montross	2,812	16,446	5,481	19,741	6,580
Aaron Wilkins	283	4,864	1,621	5,839	1,946
William Smith	926	5,263	1,754	6,317	2,106
Miles Brittain	387	4,784	1,595	5,743	1,915
Eric Stokes	334	4,345	1,449	5,217	1,739

(a)	These RSUs were granted on March 26, 2019 and vested on January 17, 2022.
(b)

These PSAs were granted on March 26, 2020 and vest based on the Company’s EBITDA Margin Performance over the measurement period. One-half of these PSAs vested on March 31, 2022, based on EBITDA Margin Performance for the 2020-2021 fiscal years; the actual number of shares of Common Stock that were issued was determined by multiplying the PSAs by a payout percentage of 141%. One-half of these PSAs will vest on March 31, 2023, based on EBITDA Margin Performance for the 2020-2022 fiscal years.

(c)	These RSUs were granted on March 26, 2020. One-half of these RSUs vested on January 17, 2022 and one-half of these RSUs will vest on January 16, 2023, subject to continued employment.
(d)

These PSAs were granted on March 18, 2021 and vest based on the Company’s EBITDA Margin Performance over the measurement period. One-third of these PSAs vested on March 31, 2022 based on EBITDA Margin Performance for the 2021 fiscal year; the actual number of shares of Common Stock that were issued was determined by multiplying the PSAs by a payout percentage of 93%. One-third of these PSAs will vest on March 31, 2023, based on EBITDA Margin Performance for the 2021-2022 fiscal years and one-third of these PSAs will vest on April 1, 2024, based on EBITDA Margin Performance for the 2021-2023 fiscal years.

(e)

These RSUs were granted on March 18, 2021. One-third of these RSUs vested on January 17, 2022, and subject to continued employment, one-third of these RSUs will vest on January 16, 2023 and January 15, 2024.

(2)	Market value is based on the closing market price of $31.80 of the Company’s Common Stock on December 31, 2021.

| Notice and Proxy Statement | 2022

PROPOSAL #2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

2021 OPTION EXERCISES AND STOCK VESTED

The following table sets forth, for each of the Named Executive Officers, the number of shares acquired upon vesting of stock awards during 2021 and the related value realized upon such vesting. There were no issued, vested, or outstanding stock options during 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Scott Montross	32,623	$1,079,765
Aaron Wilkins	7,028	232,808
William Smith	10,565	349,675
Miles Brittain	7,424	245,876
Eric Stokes	6,659	220,548

(1)

This column shows the number of shares acquired on vesting in 2021 by the Named Executive Officers. The actual number of shares received by these individuals from shares vested in 2021 (net of shares used to cover the applicable income taxes, if so elected) was as follows: Mr. Montross – 19,557, Mr. Wilkins – 3,645, Mr. Smith – 6,314, Mr. Brittain – 4,466, and Mr. Stokes – 4,118.

(2)	The value realized on vesting is based on the closing market price multiplied by the number of shares of stock vested on the applicable vesting date.

2021 NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth, for each of the Named Executive Officers, the earnings generated by the investments within the Deferred Compensation Plan, which was frozen in 2016, and the balance of each Named Executive Officer’s account under the Plan for the year ended December 31, 2021.

Name	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End
Scott Montross	$305	$-	$172,366
Aaron Wilkins	-	-	-
William Smith	6,560	-	50,388
Miles Brittain	10,650	-	63,843
Eric Stokes	-	-	-

EMPLOYMENT AGREEMENTS

William Smith. On April 8, 2022, the Company entered into a Separation Agreement (the “Agreement”) with Mr. Smith, who served as the Company’s Executive Vice President of Water Transmission Engineered Systems until April 15, 2022, pursuant to which Mr. Smith will continue to be employed by the Company as a Consultant from April 16, 2022 to April 15, 2025. The Agreement provides for an annual base salary of $150,000 paid in equal installments in accordance with the Company's regular payroll cycles, and coverage under the Company’s employee benefit plans. Pursuant to the Agreement, the Company affirmed the terms of Mr. Smith’s unvested RSUs to allow the 1,579 RSUs scheduled to vest on January 16, 2023 to vest as scheduled. In addition, the vesting of the 702 RSUs scheduled to vest on January 15, 2024 was accelerated to also vest on January 16, 2023. The Agreement provides for the forfeiture by Mr. Smith of any PSAs that were unvested at the time of his resignation as Executive Vice President. Pursuant to the Agreement, Mr. Smith is required to comply with certain confidentiality requirements. Mr. Smith did not previously have an employment agreement with the Company, other than a Change in Control Agreement.

| Notice and Proxy Statement | 2022

PROPOSAL #2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

CHANGE IN CONTROL AGREEMENTS

Northwest Pipe Company has entered into change in control agreements (the “Agreements”) with certain executive officers. The Agreements for each of the Named Executive Officers is for a term ending July 31, 2022, provided that on July 31, 2022 and each anniversary thereafter, the term of the Agreement will be automatically extended by one year unless either party gives 90 days prior written notice that the term of an agreement shall not be so extended. If a “Change in Control” (as defined in the Agreements and described below) occurs during the term of the Agreements, the Agreements will continue in effect until two years after the Change in Control.

If an executive officer’s employment is terminated within two years after a Change in Control either by the Company without “Cause” (as defined in the Agreements and described below) or by the executive officer for “Good Reason” (as defined in the Agreements and described below), the executive officer will be entitled to receive their full base salary through the date of termination and any benefits or awards (both cash and stock) that have been earned or are payable through the date of termination plus (i) a lump sum payment equal to two years’ base salary (three years’ base salary in the case of Mr. Montross and one year’s base salary in the case of Mr. Stokes) and (ii) an amount equal to two times the average cash bonuses paid to the executive officer during the previous three years (three times the average cash bonuses during the previous three years in the case of Mr. Montross and one times the average cash bonuses during the previous three years in the case of Mr. Stokes). In addition, the executive officer would be entitled to the continuation of health and insurance benefits for certain periods and all outstanding equity compensation awards would immediately become fully vested, unless the award provides different vesting terms on a change in control of the Company. In the event that the payments made to an executive officer would be deemed to be a “parachute payment” under the Internal Revenue Code of 1986, an executive officer may choose to accept payment of a reduced amount that would not be deemed to be a “parachute payment.” If the payment made to an executive officer is deemed to be a “parachute payment”, the executive officer is responsible for the payment of any resulting taxes.

If an executive officer’s employment is terminated within two years after a Change in Control either by the Company for Cause or as a result of the executive officer’s disability or death, the executive officer will be entitled to receive their full base salary through the date of termination plus any benefits or awards (both cash and stock) that have been earned or are payable through the date of termination.

For purposes of the Agreements, a “Change in Control” includes (i) any merger or consolidation transaction involving the Company, unless the shareholders immediately before such transaction have more than 50% of the combined voting power of the outstanding voting securities of the surviving corporation immediately after the transaction, (ii) the acquisition by any person of 20% or more of the total combined voting power, (iii) the liquidation or the sale or other transfer of substantially all of the Company’s assets, and (iv) a change in the composition of the Board of Directors during any two-year period such that the directors in office at the beginning of the period and/or their successors who were elected by or on the recommendation of two-thirds of the directors in office at the beginning of the period do not constitute at least a majority of the Board. For purposes of the Agreements, “Good Reason” includes, but is not limited to, (i) an adverse change in the executive officer’s status, title, position(s), or responsibilities or the assignment to the executive of duties or responsibilities which are inconsistent with the executive officer’s status, title, or position, (ii) a reduction in the executive officer’s base salary or the failure to pay compensation otherwise due to the executive officer, (iii) a requirement that the executive officer be based anywhere other than within 25 miles of their job location before the Change in Control, (iv) the Company’s failure to continue any compensation or employee benefit plan or program in effect before the Change in Control or any act or omission that would adversely affect the executive officer’s continued participation in any such plan or program or materially reduce the benefits under such plan or program, (v) the Company’s failure to require any of its successors to assume its obligations under the Agreements within 30 days after a Change in Control, and (vi) any material breach of the Agreements by the Company. For purposes of the Agreements, “Cause” means the willful and continued failure to satisfactorily perform the duties assigned to the executive officer within a certain period after notice of such failure is given and commission of certain illegal conduct.

| Notice and Proxy Statement | 2022

PROPOSAL #2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows estimates of the potential payments to Named Executive Officers if employment is terminated after a Change in Control either by the Company without Cause or by the executive officer for Good Reason. The amounts shown assume that the employment of each executive was terminated effective as of December 31, 2021. The table does not quantify benefits under plans that are generally available to salaried employees and do not discriminate in favor of Named Executive Officers, including the payment of accrued but unpaid salary, accrued but unused vacation pay, and benefits accrued under the qualified 401(k) defined contribution plan payable upon termination.

Name	Base Salary	Bonus	Equity Incentive Plan Awards (1)	Health and Insurance Benefits
Scott Montross	$1,845,000	$1,625,934	$1,663,776	$112,000
Aaron Wilkins	650,000	392,887	474,900	52,000
William Smith	680,000	451,178	533,254	38,000
Miles Brittain	618,000	404,037	470,546	48,000
Eric Stokes	280,675	170,805	426,820	37,000

(1)

The PSAs and RSUs outstanding as of December 31, 2021 were granted on March 26, 2019, March 26, 2020, and March 18, 2021. The PSAs for the 2020-2021 measurement period vested on March 31, 2022; the actual number of shares of Common Stock that were issued was determined by multiplying the PSAs by a payout percentage of 141%. The PSAs for the 2021 measurement period vested on March 31, 2022; the actual number of shares of Common Stock that were issued was determined by multiplying the PSAs by a payout percentage of 93%. The PSAs for the 2020-2022 measurement period will vest on March 31, 2023; the estimated number of shares of Common Stock that would be issued was determined by multiplying the PSAs by a payout percentage of 141%. The PSAs for the 2021-2022 and the 2021-2023 measurement periods will vest on March 31, 2023 and April 1, 2024, respectively; the estimated number of shares of Common Stock that would be issued was determined by multiplying the PSAs by a payout percentage of 93%. Amounts are calculated based on the price of $31.80, the closing market price for the Company’s Common Stock on December 31, 2021.

PAY RATIO DISCLOSURE

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S‑K, a public company is required to disclose the median of the annual total compensation of all employees of a registrant (excluding the CEO), the annual total compensation of that registrant’s CEO, and the ratio of the median of the annual total compensation of all employees to the annual total compensation of the CEO.

In determining the median employee, a listing was prepared of the total annual cash compensation of each individual who was employed by the Company, other than the CEO, on December 31, 2021, the last day of the Company’s payroll year (whether employed on a full-time, part-time, or seasonal basis). The Company did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and it did not annualize the compensation for any full-time employees that were not employed by the Company for all of 2021. After identifying the median employee, the Company calculated annual total compensation for such employee using the same methodology used for the Named Executive Officers as set forth in the Summary Compensation table on page 39.

The annual total compensation for 2021 for the CEO was $1,943,875, and for the median employee was $59,445. The resulting ratio of the CEO’s annual total compensation to the median employee’s annual total compensation was 33 to 1.

The SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

| Notice and Proxy Statement | 2022

PROPOSAL #2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Franson, Larson, and Paschal served on the Compensation Committee in 2021. All members of the Committee were independent directors, and no member has ever been an officer or employee of the Company. During 2021, none of the executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Company’s Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Executive Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the full Board of Directors that the Executive Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

COMPENSATION COMMITTEE

Michael Franson, Chairperson

Keith Larson

John Paschal

| Notice and Proxy Statement | 2022

PROPOSAL #3: RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP

PROPOSAL #3: RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. While Northwest Pipe Company is not required by its bylaws or other governing documents or law to seek shareholder ratification of the appointment of Moss Adams LLP as its independent registered public accounting firm, it is doing so as a matter of good corporate governance. If the shareholders do not ratify the selection, the Audit Committee will take the vote into consideration when determining whether or not to retain Moss Adams. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

The Audit Committee believes that the continued retention of Moss Adams as Northwest Pipe Company’s independent registered public accountants is in the best interests of its shareholders.

Representatives of Moss Adams are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

DISCLOSURE OF FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for services billed by the Company’s principal accountant, Moss Adams LLP, for the years ended December 31, 2021 and 2020 were as follows:

Principal Accountant Service Fees	2021	2020
Audit fees (1)	$1,232,500	$1,132,500
Audit-related fees	-	-
Tax fees	-	-
All Other fees	-	-

Total fees	$1,232,500	$1,132,500

(1)

Audit fees include fees for audits of the annual financial statements, including required quarterly reviews, the audit of the Company’s internal control over financial reporting, and services in connection with other regulatory filings. In addition, the Company reimbursed out-of-pocket expenses incurred in the performance of their services of approximately $10,200 and $21,400 to Moss Adams for the years ended December 31, 2021 and 2020, respectively.

PRE-APPROVAL PROCESS

To help assure independence of the independent auditors, the Audit Committee has established a process for the pre-approval of all audit and permissible non-audit services provided by the independent auditor; provided, however, that de minimis services may instead be approved by the CEO or the CFO. All of the fees shown in the principal accountant fees schedule for 2021 and 2020 were approved in accordance with this policy.

| Notice and Proxy Statement | 2022

PROPOSAL #4: APPROVAL OF THE 2022 STOCK INCENTIVE PLAN

PROPOSAL #4: APPROVAL OF THE 2022 STOCK INCENTIVE PLAN

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

On April 7, 2022, the Board of Directors adopted the Northwest Pipe Company 2022 Stock Incentive Plan, subject to shareholder approval at the Annual Meeting. The 2022 Plan, if approved, will replace the Company’s existing 2007 Stock Incentive Plan, as amended.

If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor of approval; no awards may be granted under the 2022 Plan if this proposal is not approved. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect in determining whether the proposal is approved. Proxies solicited by the Board of Directors will be voted for approval of the 2022 Plan unless a vote against the proposal or abstention is specifically indicated.

A description of the provisions of the 2022 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2022 Plan, a copy of which is attached as Appendix A to this proxy statement.

BACKGROUND

Reasons for Adopting the 2022 Stock Incentive Plan

Northwest Pipe Company believes that stock ownership and stock-based incentive awards can align the interests of employees, officers, directors and consultants of the Company with those of the Company’s shareholders because they reward employees, officers, directors and consultants based upon stock price performance. The 2022 Plan provides for awards of stock options to purchase shares of common stock, stock appreciation rights, restricted and unrestricted shares of common stock and restricted stock units, the terms and conditions of which are described in more detail below.

The Company’s directors and executive officers are eligible to receive awards under the 2022 Plan, as are all other employees and consultants of the Company and its subsidiaries. As of December 31, 2021, the Company had seven directors (including the CEO), six executive officers, and approximately 1,256 employees. Subject to adjustment as described under “Adjustments” below, the number of shares of common stock that may be issued under the 2022 Plan will be 1,000,000 shares. Shares subject to awards under the 2022 Plan will again be available for future awards upon the occurrence of specified events that result in fewer than the total number of shares subject to the award being delivered to the participants. Shares of common stock that will be added back to the plan limit and will again be available for awards are those shares subject to an award that expires or is cancelled, forfeited or terminated without having been exercised or paid.

The maximum aggregate number of shares of common stock that may be granted to any participant during a single calendar year pursuant to stock options or stock appreciation rights (regardless of whether such awards are settled in cash, in shares of common stock, in other Company securities designated by the Compensation Committee or in a combination thereof), is (subject to adjustment) 100,000 shares, provided that an additional 100,000 shares could be granted to a newly hired employee who is granted an award in the year of hire.

All awards under the 2022 Plan will be approved by the Board of Directors, the Compensation Committee, or the Compensation Committee's designee, in its sole discretion. For this reason, it is not possible to determine the benefits or amounts of the awards that will be received by any particular participant or group of participants in the future under the 2022 Plan. The fair market value of a share of common stock was $26.26 at the close of business on April 14, 2022. No awards have yet been granted under the 2022 Plan.

| Notice and Proxy Statement | 2022

PROPOSAL #4: APPROVAL OF THE 2022 STOCK INCENTIVE PLAN

Outstanding Equity Awards and Shares Available

The following table provides information as of April 14, 2022, with respect to the shares of the Company's common stock that may be issued under the Company's 2007 Plan. Outstanding awards under the 2007 Plan are discussed further under “Outstanding Equity Awards at 2021 Fiscal Year End.” As of April 14, 2022, no new awards have been granted under the 2007 Plan since June 2021 and the Company has committed to not grant any further awards under the 2007 Plan unless the 2022 Plan is not approved by shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	92,550	$-	213,668
Equity compensation plans not approved by security holders (3)	-	-	-
Total	92,550	$-	213,668

(1)	The number of securities disclosed in this table for PSAs are at the target level of 100%
(2)	Reflects the exercise price per share of common stock purchasable upon the exercise of stock options only. As of April 14, 2022, no stock options were outstanding.
(3)	The Company does not have any equity compensation plans or arrangements that have not been approved by shareholders.

Significant Historical Equity Award Information

Common measures of a stock plan’s cost include burn rate, overhang, and dilution. The burn rate refers to annual share usage, which measures how fast a company uses the supply of shares authorized for issuance under its stock plan. Over the last three years, Northwest Pipe Company has maintained an average adjusted burn rate of 0.94% of shares of its common stock outstanding per year. Dilution measures the degree to which the shareholders’ ownership has been diluted by stock-based compensation awarded under the Company’s various equity plans, whereas overhang also includes shares that may be awarded under the Company’s various equity plans in the future. If the 1,000,000 shares requested in this Proposal were added to the number of shares available at the end of 2021, then the Company's overhang in 2021 would have been 11.76%. The Board believes the expected potential dilution that will result from the 2022 Plan is reasonable and that equity awards are an important component of the Company's compensation program.

Key Equity Metrics	2021	(%)	2020	(%)	2019	(%)
Adjusted burn rate (1)	0.92%		1.00%		0.89%
Overhang (2)	3.88		4.93		6.05
Dilution (3)	1.63		1.32		1.12

(1)

Adjusted burn rate is calculated by dividing the number of shares subject to equity awards granted during the applicable fiscal period by the total number of shares of common stock outstanding during the applicable fiscal period.

(2)

Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year.

(3)	Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

| Notice and Proxy Statement | 2022

PROPOSAL #4: APPROVAL OF THE 2022 STOCK INCENTIVE PLAN

DESCRIPTION OF THE 2022 PLAN

Purpose of the 2022 Plan

The purpose of the 2022 Plan is to benefit and advance the interests of the Company by authorizing awards to certain employees, officers, directors and consultants of the Company and its subsidiaries as an additional incentive for them to make contributions to the success of the Company.

Administration

The 2022 Plan will be administered by the Company’s Board of Directors or the Compensation Committee. In addition, subject to certain limitations, the Compensation Committee may delegate its authority under the 2022 Plan to one or more members of the Compensation Committee or one or more officers or other designees of the Company. The Compensation Committee selects the employees, officers, directors and consultants who receive awards under the 2022 Plan, and determines the type of award to be granted, the number of shares subject to awards or the cash amount payable in connection with an award and the terms and conditions of these awards in accordance with the terms of the 2022 Plan. The Compensation Committee has full authority to interpret the 2022 Plan and to establish rules for its administration.

Stock Options

Stock options can be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or options that do not qualify as incentive stock options for federal income tax purposes, called nonqualified stock options. Subject to certain limits described below, the Compensation Committee has the power to determine the number and kind of stock options granted, the date of grant, the exercise price of the stock options, the vesting schedule applicable to such stock options, the period during which they can be exercised and any applicable performance goal requirements. The Compensation Committee may, in its discretion, at any time accelerate the vesting date or dates of any stock option. No stock option may be granted with a per share exercise price of less than 100% of the fair market value of a share of common stock on the date of grant. No stock option can be exercised more than ten years after the date of grant. The Compensation Committee may not “reprice” any stock option (as defined in the 2022 Plan) without the approval of shareholders. The exercise price of a stock option will be paid in full on or before the settlement date for the shares of common stock issued pursuant to the exercise of the stock options in cash or, in the discretion of the Compensation Committee, in shares of common stock or in a combination of cash and shares or with any other form of valid consideration that is acceptable to the Compensation Committee. The Compensation Committee may also allow a participant to pay all or a portion of the exercise price using a net share settlement procedure, through the withholding of shares or through a cashless exercise procedure.

Generally, if a participant voluntarily terminates service or his or her service is terminated by the Company, his or her outstanding stock options may be exercised, to the extent then exercisable, for three months following the date of termination. In the event that a participant terminates service because of retirement, he or she may exercise his or her vested stock options for one year from the date of retirement. In the event of the permanent disability of a participant, his or her stock options may be exercised, to the extent exercisable upon the date of termination of service due to permanent disability, for one year following such date. In the event of a participant’s death, his or her stock options may be exercised, to the extent exercisable at the date of death, by the person who acquired the right to exercise the stock options by will or the laws of descent and distribution for one year following the date of death. The Compensation Committee generally has the discretion to reduce or increase the post-termination exercise periods described above, but in no event may a stock option be exercised following the earlier to occur of the expiration of the option and the tenth anniversary of the date of grant.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights under the 2022 Plan. No stock appreciation right may be granted with a per share exercise price of less than 100% of the fair market value of a share of common stock on the date of grant. Stock appreciation rights will be subject to the terms and conditions established by the Compensation Committee as set forth in the applicable award agreement and may be settled in shares of common stock, cash or a combination thereof. The Compensation Committee may, in its discretion, at any time accelerate the vesting date or dates of any stock appreciation right. The Compensation Committee may not reprice any stock appreciation right without the approval of shareholders.

| Notice and Proxy Statement | 2022

PROPOSAL #4: APPROVAL OF THE 2022 STOCK INCENTIVE PLAN

Generally, if a participant voluntarily terminates service or his or her service is terminated by the Company, his or her outstanding stock appreciation rights may be exercised, to the extent then exercisable, for three months following the date of termination. In the event that a participant terminates service because of retirement, he or she may exercise his or her vested stock appreciation rights for one year from the date of retirement. In the event of the permanent disability of a participant, his or her stock appreciation rights may be exercised, to the extent exercisable upon the date of termination due to such permanent disability, for one year following such date. In the event of a participant’s death, his or her stock appreciation rights may be exercised, to the extent exercisable at the date of death, by the person who acquired the right to exercise such stock appreciation rights by will or the laws of descent and distribution for one year following the date of death. The Compensation Committee generally has the discretion to reduce or increase the post-termination exercise periods described above but, unless the Compensation Committee determines otherwise, in no event may a stock appreciation right be exercised following the earlier to occur of the expiration of the stock appreciation right and the tenth anniversary of the date of grant.

Restricted Stock, Restricted Stock Units and Unrestricted Stock

The Compensation Committee may grant restricted stock, restricted stock units and unrestricted stock under the 2022 Plan. A share of restricted stock is a share of common stock granted to the participant subject to restrictions as determined by the Compensation Committee. A restricted stock unit is a contractual right to receive, in the discretion of the Compensation Committee, a share of common stock, a cash payment equal to the fair market value of a share of common stock or a combination of cash and common stock, subject to terms and conditions determined by the Compensation Committee. The Compensation Committee may also, in its sole discretion, grant awards of unrestricted shares of common stock.

Restricted stock and restricted stock units will be subject to a vesting schedule, which may include any applicable time-based or performance goal requirements established by the Compensation Committee. For restricted stock awards, the participant will have all rights as a holder of shares of common stock except that the restricted stock cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such stock has vested. Restricted stock units paid in common stock may be evidenced by, among other things, book entry registration or the issuance of stock certificates for the appropriate number of shares of stock, free of restrictions.

If a participant terminates service with the Company or any of its subsidiaries for any reason, other than retirement, the unvested restricted stock and restricted stock units will be forfeited as of the date of such event, unless the Compensation Committee determines otherwise. The Compensation Committee may, in its discretion, accelerate the dates on which restricted stock and restricted stock units vest.

Performance Goals

Under the 2022 Plan, the Compensation Committee may condition the grant, vesting and/or exercisability of any award upon the attainment of performance targets related to one or more performance goals over a performance period selected by the Compensation Committee. The Awards may be subject to one or more, or any combination, of the following performance goals, on a GAAP or non-GAAP basis, as selected by the Compensation Committee: total shareholder return; earnings per share; stock price; return on equity; net earnings; income from continuing operations; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); gross or operating margins; productivity ratios; expense targets; operating efficiency; market share; customer satisfaction; working capital targets (including, but not limited to days sales outstanding); return on assets; increase in revenues; decrease in expenses; increase in funds from operations ("FFO"); and increase in FFO per share. The performance targets may be determined on an absolute or cumulative basis or on a percentage of improvement over time. In addition, a performance target may be measured in terms of Company performance (or of the performance of a subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

| Notice and Proxy Statement | 2022

PROPOSAL #4: APPROVAL OF THE 2022 STOCK INCENTIVE PLAN

In the event that, during a performance period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event or circumstance occurs which has the effect, as determined by the Compensation Committee of distorting the applicable performance criteria involving the Company, including, without limitation, changes in accounting standards, the Compensation Committee may adjust or modify, as determined by the Compensation Committee, the calculation of the performance goals, to the extent necessary to prevent reduction or enlargement of the participants’ awards under the 2022 Plan for such performance period attributable to such transaction, circumstance or event.

No Evergreen Provisions and Limited Share Recycling

The aggregate number of shares issued under the 2022 Plan at any time shall equal only the number of shares actually issued upon exercise or settlement of an award, and shares subject to awards that have been cancelled, expired, forfeited, or otherwise not issued under an award and shares subject to awards settled in cash shall not count as shares issued under the 2022 Plan. Notwithstanding the foregoing, the following shares will not be added back to the aggregate number of shares available for issuance: (i) shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) shares of Common Stock delivered to or withheld by the Company to pay the exercise price of an Option, (iii) shares of Common Stock delivered to or withheld by the Company to pay the withholding taxes related an award, or (iv) shares repurchased on the open market with cash proceeds from exercise of an Option.

Dividends

Cash dividends shall not be accrued or paid on shares of common stock covered by an Award until such shares become issued and outstanding in accordance with the terms of the Award Agreement, provided that with respect to shares of restricted stock the payment of cash dividends shall be deferred and not paid until such shares become vested.

No Repricing

In no case, except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, and except for any repricing that may be approved by shareholders, will the Compensation Committee (i) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award or (ii) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award.

Adjustments

In the event of any increase or decrease in the number of outstanding shares of common stock of the Company resulting from the subdivision or consolidation of the outstanding shares of common stock, the payment of a stock dividend, or similar change in capitalization, the number of shares covered by the 2022 Plan, the maximum grant limitations under the 2022 Plan and the number of shares covered by or referenced in each outstanding stock option, stock appreciation right or restricted stock unit and the exercise price of each such award will be adjusted to reflect such increase or decrease.

In the event of a change in control, as defined in the 2022 Plan, all outstanding awards may be settled in cash or assumed or equivalent awards may be substituted by the successor corporation, as determined by the Compensation Committee. If awards are not going to be settled, assumed, or substituted, all awards will vest upon the change in control on a pro-rata basis, based on time elapsed for time-based vesting or based on results obtained through the change in control for performance based vesting, except as otherwise set forth in an Award Agreement. In the event of a proposed dissolution or liquidation of the Company, outstanding awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Compensation Committee or as otherwise set forth in an Award Agreement. In such a situation, the Compensation Committee is authorized to give holders of option or stock appreciation right awards the right to exercise any or all of their awards, whether vested or unvested, on or before the termination date, and, with respect to restricted stock or restricted stock unit awards, provide for the lapse of the conditions with respect to the grant, issuance, retention, vesting, or transferability of, or any other restrictions applicable to, all or any of the shares subject to such awards and, in the case of restricted stock units, the shares with respect to which such conditions have lapsed shall be issued to the holders immediately prior to the effective date of the dissolution or liquidation.

| Notice and Proxy Statement | 2022

PROPOSAL #4: APPROVAL OF THE 2022 STOCK INCENTIVE PLAN

Transfer and Rights Restrictions

The rights of a participant with respect to any award granted under the 2022 Plan will be exercisable during the participant’s lifetime only by the participant and will not be transferable by the participant other than by will or the laws of descent and distribution. The Compensation Committee may, however, permit other transferability, subject to any conditions and limitations that it imposes; provided, that, incentive stock options are not transferable. No award will be construed as giving any participant a right to receive future awards or to continued employment or service with the Company.

Clawback

Awards granted under the 2022 Plan will be subject to any provisions of applicable law providing for the recoupment or clawback of incentive compensation, such as provisions imposed pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the terms of any Company recoupment, clawback, or similar policy in effect at the time of grant of the award; and any recoupment, clawback, or similar provisions that may be included in the applicable award agreement.

Amendment and Termination of the 2022 Plan

The Board of Directors of the Company may at any time alter, amend, suspend, or terminate the 2022 Plan, in whole or in part, except that no alteration or amendment will be effective without shareholder approval if such approval is required by law or under the rules of the principal stock exchange on which the Company’s common stock is listed, and no termination, suspension, alteration or amendment may materially adversely alter or affect the terms of any then outstanding awards without the consent of the affected participant.

Future Plan Benefits

As of April 14, 2022, no awards have been granted under the 2022 Plan. Awards under the 2022 Plan may be made at the discretion of the Compensation Committee, and any awards that may be made and any benefits and amounts that may be received or allocated under the 2022 Plan in the future are not determinable at this time. As such, the future plan benefits, as well as information regarding the number of awards that may be received under the 2022 Plan in the future, have been omitted.

U.S. FEDERAL INCOME TAX CONSEQUENCES

Incentive Stock Options

The grant of an option will not be a taxable event for the participant or for the Company. A participant will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of the Company’s common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the participant holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The Company will not be entitled to any income tax deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the participant generally must be a Company employee or an employee of the Company’s subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the participant will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The Company will be allowed an income tax deduction to the extent the participant recognizes ordinary income, subject to the Company’s compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

| Notice and Proxy Statement | 2022

PROPOSAL #4: APPROVAL OF THE 2022 STOCK INCENTIVE PLAN

Nonqualified Options

The grant of a nonqualified option will not be a taxable event for the participant or the Company. Upon exercising a nonqualified option, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified option, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock

A participant who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock Units

There are no immediate tax consequences of receiving an award of restricted stock units under the 2022 Plan. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares and the value of the cash (if the restricted stock units are settled in whole or in part in cash) issued to such participant at the end of the restriction period or, if later, the payment date. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Stock Appreciation Rights

There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2022 Plan. Upon exercising a stock appreciation right, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Unrestricted Stock

Participants who are awarded unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. Subject to the limits of Section 162(m) of the Internal Revenue Code, the Company will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

| Notice and Proxy Statement | 2022

ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2021, there has not been any transaction or series of transactions to which Northwest Pipe Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, or holder of more than 5% of the Company’s Common Stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest, other than compensation arrangements with the Company’s executive officers and directors, all on terms described under “Executive Compensation and Risk” above.

The Audit Committee is responsible for the review and approval of all related party transactions. Although the Audit Committee does not have written policies and procedures with respect to the review of related party transactions, the Company intends that any such transactions will be reviewed by the Audit Committee, which will consider all relevant facts and circumstances and will take in to account, among other factors:

●	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;
●	whether the transaction would impair the independence of a nonemployee director; and
●	whether the transaction would present an improper conflict of interest for any director or executive officer of the Company.

| Notice and Proxy Statement | 2022

ADDITIONAL INFORMATION

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The table below sets forth certain information, as of April 14, 2022 except as otherwise noted, regarding the beneficial ownership of the Common Stock by: (i) each person known by the Company to be the beneficial owner of 5% or more of its outstanding Common Stock, (ii) each of the Named Executive Officers, (iii) each of the Company’s directors and the director nominee, and (iv) all directors, director nominee, and executive officers as a group. The address of each of the Named Executive Officers and directors is c/o Northwest Pipe Company, 201 NE Park Plaza Drive, Suite 100, Vancouver, Washington 98684.

	Shares Beneficially Owned (1)
	Shares	Percent
Certain Beneficial Owners:
Royce & Associates, LP (2)	1,156,426	11.7%
745 Fifth Avenue
New York, NY 10151
BlackRock, Inc. (3)	842,506	8.5%
55 East 52nd Street
New York, NY 10055
Dimensional Fund Advisors LP (4)	717,583	7.3%
6300 Bee Cave Road, Building One
Austin, TX 78746
Directors and Nominee:
Michael Franson	19,312	*
Amanda Kulesa	4,507	*
Keith Larson	12,101	*
John Paschal	6,816	*
Richard Roman	41,558	*
Named Executive Officers:
Scott Montross	98,266	1.0%
Aaron Wilkins	12,989	*
William Smith (5)	38,609	*
Miles Brittain	17,102	*
Eric Stokes	11,501	*
All directors and named executive officers as a group (10 persons):	262,761	2.6%

(*)	Represents beneficial ownership of less than one percent of the outstanding Common Stock.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to shares.
(2)

The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC by Royce & Associates, LP on January 25, 2022, reflecting its beneficial ownership of Common Stock as of December 31, 2021. The Schedule 13G/A states Royce & Associates, LP has sole voting and dispositive power with respect to 1,156,426 shares of Common Stock.

(3)

The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 1, 2022, reflecting its beneficial ownership of Common Stock as of December 31, 2021. The Schedule 13G/A states BlackRock, Inc. has sole voting power with respect to 830,691 shares of Common Stock and sole dispositive power with respect to 842,506 shares of Common Stock.

(4)

The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 8, 2022, reflecting its beneficial ownership of Common Stock as of December 31, 2021. The Schedule 13G/A states Dimensional Fund Advisors LP has sole voting power with respect to 698,253 shares of Common Stock and sole dispositive power with respect to 717,583 shares of Common Stock.

(5)	As previously announced, Mr. Smith retired on April 15, 2022.

| Notice and Proxy Statement | 2022

ADDITIONAL INFORMATION

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a‑8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in the Company’s 2022 proxy statement. Any such proposal must be received by the Company not later than January 5, 2023 for the 2023 Annual Meeting. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement. Alternatively, under the Company’s bylaws, a proposal or nomination that a shareholder does not seek to include in the Company’s proxy statement pursuant to Rule 14a‑8 may be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. A shareholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of Common Stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the annual meeting. If the shareholder does not also comply with the requirements of Rule 14a‑4(c)(2) under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2022 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Although the Company encourages you to read this Proxy Statement in its entirety, this question and answer section is included to provide some background information and brief answers to several questions you might have about the Annual Meeting.

Q:	Why is the Company providing these materials?

A:

The Company’s Board of Directors is providing these proxy materials to you in connection with the Company’s Annual Meeting of Shareholders, which will take place virtually via webcast on Thursday, June 16, 2022, at 7:00 a.m. Pacific Time. Shareholders are requested to vote on the proposals described in this Proxy Statement.

| Notice and Proxy Statement | 2022

ADDITIONAL INFORMATION

Q:	Where will the Annual Meeting be held and how can I attend?

A:

The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. While there will be no physical location, shareholders may participate by visiting www.virtualshareholdermeeting.com/NWPX2022. To participate in the Annual Meeting, you will need your unique 16‑digit control number printed in the box and marked by the arrow on your proxy card or on the voting instructions from your stockbroker, bank, or other nominee that accompanied your proxy materials. If you lose your unique 16‑digit control number in advance of the Annual Meeting, you may join the Annual Meeting as a “Guest”, even without your 16‑digit control number, by visiting www.virtualshareholdermeeting.com/NWPX2022, but you will not be able to vote or ask questions. Attendees will be required to comply with meeting guidelines and procedures available at www.virtualshareholdermeeting.com/NWPX2022.

Access to the webcast will open approximately fifteen minutes prior to the start of the Annual Meeting to allow time for you to log in and test your computer audio system. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting, and are encouraged to access the meeting prior to the start time.

Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/NWPX2022 on the day of the Annual Meeting. Webcast replay of the Annual Meeting will be available shortly after the meeting at www.nwpipe.com.

Q:	Why hold a virtual meeting?

A:

As part of the Company’s efforts to encourage broader participation in the Annual Meeting, the Company believes that hosting a virtual meeting is in the best interest of the Company and its shareholders. Virtual attendance at the Annual Meeting constitutes presence in person under the Company’s Bylaws.

Q:	Will you hold the Annual Meeting of Shareholders virtually next year?

A:

The Company will decide whether to hold the 2023 Annual Meeting of Shareholders virtually, in person, or a combination of both once it weighs the benefits and detriments of virtual and in-person meetings following this year’s Annual Meeting.

Q:	What information is contained in these materials?

A:

The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and the Company’s most highly paid officers, and other required information.

| Notice and Proxy Statement | 2022

ADDITIONAL INFORMATION

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are four proposals scheduled to be voted on at the Annual Meeting:
●	the election of one member of the Board of Directors (Proposal #1);
●	the advisory vote on executive compensation (Proposal #2);
●	the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (Proposal #3); and
●	the approval of the 2022 Stock Incentive Plan (Proposal #4).

The Company will also consider other business that properly comes before the Annual Meeting.

Q:	How does the Board of Directors recommend that I vote?

A:

The Board of Directors recommends that you vote your shares “FOR” the election of the Board’s nominee for election to the Board of Directors, “FOR” the advisory vote on executive compensation, “FOR” the ratification of the appointment of Moss Adams LLP, and “FOR” the approval of the 2022 Stock Incentive Plan.

Q:	What shares owned by me can be voted?

A:

All shares of the Company’s Common Stock owned by you as of the close of business on April 14, 2022 (the “Record Date”) may be voted by you. You may cast one vote per share of Common Stock that you held on the Record Date. These shares include shares that are: (i) held directly in your name as the shareholder of record, and (ii) held for you as the beneficial owner through a stockbroker, bank, or other nominee.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:

Most of the Company’s shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the shareholder of record of those shares and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company as described below under “How can I vote my shares without attending the Annual Meeting?” You are also entitled to attend the Annual Meeting and to vote electronically, as described below under “How can I vote my shares at the Annual Meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker on how to vote. Your broker or nominee has sent you a voting instruction form, instead of a proxy card, that describes how you can direct the broker or nominee to vote your shares. You may submit voting instructions by Internet or telephone, or you may complete and mail a voting instruction form in the enclosed prepaid and addressed envelope. You may also attend the Annual Meeting and vote electronically, as described below under “How can I vote my shares at the Annual Meeting?”

| Notice and Proxy Statement | 2022

ADDITIONAL INFORMATION

Q:	How can I vote my shares at the Annual Meeting?

A:

You may vote your shares online during the Annual Meeting. To vote, you will need your unique 16‑digit control number printed in the box and marked by the arrow on your proxy card or on the voting instructions from your stockbroker, bank, or other nominee that accompanied your proxy materials. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/NWPX2022. Virtual attendance at the Annual Meeting constitutes presence in person under the Company’s Bylaws.

Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

A:

The Company will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting webcast. If you encounter any difficulties accessing the virtual meeting webcast during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Q:	How can I vote my shares without attending the Annual Meeting?

A:

To vote shares held directly in your name as the shareholder of record, without attending the meeting, please sign, date, and return the enclosed proxy card, or follow the instructions for Internet or telephone voting on the enclosed proxy card. This way your shares will be represented whether or not you are able to attend the meeting.

To vote shares held in street name, without attending the meeting, please follow the instructions provided by your broker.

Q:	Can I change my vote?

A:

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may accomplish this by entering a new vote by Internet, by telephone, by delivering a written notice of revocation to the Company’s Corporate Secretary, by granting a new proxy card or new voting instruction card bearing a later date (which automatically revokes the earlier proxy instructions), or by attending the Annual Meeting and voting electronically live via the Internet. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote at the meeting.

Q:	How are votes counted?

A:

In the election of directors, you may vote “FOR” or “WITHHOLD AUTHORITY” from voting for the director nominee. If you vote your shares without providing specific instructions, your shares will be voted “FOR” the nominee for election to the Board of Directors. If you vote to “WITHHOLD AUTHORITY” for a nominee for election as a director, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be counted and will have no effect in determining whether the nominee is elected (though it may influence whether such nominee is asked to resign in accordance with the Company’s Corporate Governance Principles).

| Notice and Proxy Statement | 2022

ADDITIONAL INFORMATION

With respect to the proposals for the advisory vote on executive compensation, the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm, and the approval of the 2022 Stock Incentive Plan, you may vote “FOR” or “AGAINST” or “ABSTAIN.” If you vote your shares without providing specific instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. If you vote to “ABSTAIN”, the shares represented will be counted as present for the purpose of determining a quorum, but with respect to any proposal on which there was a vote to “ABSTAIN” they will not be counted and will have no effect in determining whether the proposal is approved.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote or votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is not voting on non-routine matters. A broker non-vote occurs when a broker expressly instructs on a proxy card that the broker is not voting on a matter, whether routine or non-routine. Proposal No. 3 (ratification of Moss Adams LLP) is considered a routine matter, so unless you have provided otherwise, your broker will have discretionary authority to vote your shares on this proposal. Proposals No. 1 (election of director), No. 2 (advisory vote on executive compensation), and No. 4 (approval of the 2022 Stock Incentive Plan) are considered non-routine matters, so unless you have provided instructions to your broker with respect to Proposals No. 1, 2, and 4 your broker will not have authority to vote your shares on any of those proposals and your shares will constitute broker non-votes. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of shares entitled to vote or votes cast for or against a proposal.

Q:	What is the quorum requirement for the Annual Meeting?

A:

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Virtual attendance at the Annual Meeting constitutes presence in person for quorum purposes at the meeting.

Q:	What is the voting requirement to approve the proposals?

A:

Proposal No. 1: The proposal for the election of the director nominee requires the affirmative “FOR” vote of a plurality of the votes cast in the election.

Proposal No. 2: The proposal for the advisory vote on executive compensation requires the affirmative “FOR” vote of a majority of the votes cast on the proposal.

Proposal No. 3: The proposal for the ratification of the appointment of Moss Adams LLP for the year ending December 31, 2022 requires the affirmative “FOR” vote of a majority of the votes cast on the proposal.

Proposal No. 4: The proposal for the approval of the 2022 Stock Incentive Plan requires the affirmative “FOR” vote of a majority of the votes cast on the proposal.

| Notice and Proxy Statement | 2022

ADDITIONAL INFORMATION

Q:	Who are the proxyholders and what do they do?

A:

The two people named as proxyholders on the proxy card, Scott Montross, President and CEO, and Richard Roman, Chairperson of the Board, were designated by the Board of Directors. The proxyholders will vote all properly tendered proxies (except to the extent that authority to vote has been withheld) and where a choice has been specified by you as provided in the proxy card, it will be voted in accordance with the instructions you indicate on the proxy card. If you vote your shares without providing specific instructions regarding each of the proposals, your shares will be voted on each proposal as recommended by the Board.

Q:	What does it mean if I receive more than one set of proxy materials?

A:

You may receive more than one set of proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate set of proxy materials for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one set of proxy materials. Please vote your shares for each set of proxy materials that you receive by following the instructions on the enclosed proxy card.

Q:	How may I request multiple sets of proxy materials if two or more shareholders reside in my household?

A:

To minimize expenses, one proxy statement and one annual report to shareholders may be delivered to two or more shareholders who share an address unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the proxy statement and annual report was delivered. Requests for additional copies of the proxy statement and annual report, and requests that in the future separate documents be sent to shareholders who share an address, should be directed by writing to the Company’s Corporate Secretary, Northwest Pipe Company, 201 NE Park Plaza Drive, Suite 100, Vancouver, Washington 98684 or by phone at 360‑397‑6250.

Q:	How can I revoke my proxy?

A:	You may revoke your proxy at any time before it is voted at the Annual Meeting. In order to do this, you may do any of the following:
●	sign and return another proxy card bearing a later date;
●	enter a new vote by Internet or by telephone following the instructions on the proxy card;
●	provide written notice of the revocation to the Company’s Corporate Secretary, Northwest Pipe Company, 201 NE Park Plaza Drive, Suite 100, Vancouver, Washington 98684, prior to the vote at the Annual Meeting; or
●	attend the virtual meeting and electronically vote live via the Internet.

Q:	Where can I find the voting results of the Annual Meeting?

A:

The Company will announce preliminary voting results at the Annual Meeting and publish final results in the Company’s Current Report on Form 8‑K filed by the Company within four business days after the Annual Meeting.

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ADDITIONAL INFORMATION

Q.	What happens if additional proposals are presented at the Annual Meeting?

A:

Other than the proposals described in this Proxy Statement, the Company does not expect any additional matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Scott Montross, President and CEO, and Richard Roman, Chairperson of the Board, will vote your shares on any additional matters properly presented for a vote at the Annual Meeting in a manner directed by a majority of the Board of Directors.

Q:	Who will count the vote?

A:	Broadridge Financial Solutions, Inc. will tabulate the votes and certify the results.

Q:	Is my vote confidential?

A:

Proxy cards, instructions, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, or (iii) to facilitate a successful proxy solicitation by the Board of Directors. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to the Company’s management.

Q:	Who will bear the cost of soliciting proxies for the Annual Meeting?

A:

The Company will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by the Company’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. The Company may also engage a proxy solicitation firm or other professional advisors to assist in the solicitation of proxies and provide related advice and support. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

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ADDITIONAL INFORMATION

2021 ANNUAL REPORT

A copy of the Company’s 2021 Annual Report to Shareholders accompanies this Proxy Statement. The Company will provide, without charge, on the written request of any beneficial owner of shares of the Company’s Common Stock entitled to vote at the Annual Meeting, additional copies of the Company’s Annual Report. Written requests should be mailed to the Company’s Corporate Secretary, Northwest Pipe Company, 201 NE Park Plaza Drive, Suite 100, Vancouver, Washington 98684.

By Order of the Board of Directors,

Scott Montross President and Chief Executive Officer Vancouver, Washington April 18, 2022

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APPENDIX A: 2022 STOCK INCENTIVE PLAN

NORTHWEST PIPE COMPANY
2022 STOCK INCENTIVE PLAN

1.	PURPOSE

This Northwest Pipe Company 2022 Stock Incentive Plan is intended to provide incentive to Employees, Consultants and Directors of Northwest Pipe Company (the “Company”) and its eligible Affiliates, to encourage proprietary interest in the Company and to encourage Employees, Consultants and Directors to remain in the service of the Company or its Affiliates.

2.	DEFINITIONS

a.	“Administrator” means the Board or the Committee appointed to administer this Plan.

b.	“Affiliate” means any entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

c.	“Award” means any award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Shares or Share Equivalents under this Plan.

d.

“Award Agreement” means the agreement between the Company and the recipient of an Award which contains the terms and conditions pertaining to the Award. An Award Agreement may be in an electronic medium, and need not be signed by a representative of the Company or the Participant. Award Agreements may be delivered by email or other electronic means (including posting on a website maintained by the Company or its delegate), along with this Plan and any other documents related to this Plan or an Award such as prospectuses, proxy statements or annual reports.

e.	“Beneficiary” means a person designated as such by a Participant for purposes of this Plan or determined with reference to Section 16.

f.	“Board” means the Board of Directors of the Company.

g.

“Change of Control” means the occurrence of any of the following events: (i) the date any one person, or more than one person acting as a group, acquires, whether by merger, consolidation or otherwise, ownership of the capital stock of the Company that constitutes more than fifty percent (50%) of the total voting power of the outstanding capital stock of the Company, (ii) the date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, (iii) the date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company, or (iv) the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election. For purposes of this Section 2.g., the term “person” shall mean and include an individual, a trust, an estate, a partnership, a limited liability company, an association, a company or corporation, other than the Company or any employee benefit plan(s) sponsored by the Company. For purposes of clause (ii) of this Section 2.g, the term “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, a Change of Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in the ownership of a substantial portion of the Company’s assets or a change in the effective control of the Company under Code Section 409A and the Treasury Regulations promulgated thereunder.

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APPENDIX A: 2022 STOCK INCENTIVE PLAN

h.	“Code” means the Internal Revenue Code of 1986, as amended.

i.	“Committee” means the Compensation Committee of the Board, or such other committee of the Board designated by the Board to administer this Plan.

j.	“Common Stock” means the $.01 par value common stock of the Company.

k.	“Company” means Northwest Pipe Company, an Oregon Corporation.

l.	“Consultant” means an individual providing services to the Company or an Affiliate other than as an Employee or Director.

m.	“Director” means a member of the Board of Directors of the Company.

n.

“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months (twelve (12) months with respect to an Incentive Stock Option), as determined by the Administrator in its sole discretion.

o.	“Employee” means an individual employed by the Company or an Affiliate (within the meaning of Code Section 3401 and the Treasury Regulations promulgated thereunder).

p.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

q.	“Exercise Price” means the price per Share of Common Stock at which an Option or Stock Appreciation Right may be exercised.

r.	“Fair Market Value” of a Share as of a specified date means the value of a Share determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Stock Market, Fair Market Value shall be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, if the date of determination does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the date of determination, or such other appropriate day as shall be determined by the Administrator, in its sole discretion; or

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean between the high bid and low asked prices for a Share on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, if the date of determination does not fall on a day on which the Common Stock has been so quoted, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so quoted prior to the date of determination, or such other appropriate day as shall be determined by the Administrator, in its sole discretion; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value of a Share shall be determined in good faith by the Administrator using any reasonable method.

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APPENDIX A: 2022 STOCK INCENTIVE PLAN

s.	“Incentive Stock Option” means an Option described in Code Section 422.

t.	“Nonqualified Stock Option” means an Option not described in Code Sections 422 or 423.

u.	“Option” means a stock option granted pursuant to Section 7.

v.	“Outside Director” means a Director who is not an Employee.

w.	“Parent” means a Parent corporation as defined in Code Section 424(e).

x.	“Participant” means an Employee, Consultant or Director who has received an Award.

y.	“Plan” means this Northwest Pipe Company 2007 Stock Incentive Plan.

z.

“Purchase Price” means the Exercise Price times the number of whole Shares with respect to which an Option is exercised, or in the case of Restricted Stock to be issued in partial consideration of a payment, the price paid per Share times the number of Shares being purchased.

aa.	“Restricted Stock” means Shares granted pursuant to Section 9.

bb.

“Restricted Stock Unit” means an Award denominated in Shares granted pursuant to Section 10 in which the Participant has the right to receive a specified number of Shares over a specified period of time or upon satisfaction of specified performance conditions.

cc.

“Retirement” means the termination of service to the Company or an Affiliate at (i) age 65 or older or (ii) age 55 or older at a time when age plus such years of service with Company or an Affiliate equals or exceeds 65.

dd.	“Share” means one share of Common Stock, adjusted in accordance with Section 14 (if applicable).

ee.	“Share Equivalent” means a bookkeeping entry representing a right to the equivalent of one Share.

ff.

“Stock Appreciation Right” means a right to receive an amount equal to the appreciation of a specified number of Shares between two dates which will be payable in Shares or cash as established by the Administrator.

gg.	“Subsidiary” means a Subsidiary corporation as defined in Code Section 424(f).

hh.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines

3.	EFFECTIVE DATE

This Plan was adopted by the Board on April 7, 2022 (the “Approval Date”), to become effective on the date this Plan is approved by the Company’s shareholders (the “Effective Date”) as provided in Section 19.

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APPENDIX A: 2022 STOCK INCENTIVE PLAN

4.	ADMINISTRATION

a.	Administration with respect to Outside Directors

With respect to Awards to Outside Directors, this Plan will be administered by the Board unless delegated to its Compensation Committee. Notwithstanding the foregoing, all Awards made to members of the Compensation Committee will be approved by the full Board.

b.	Administration with respect to Employees and Consultants

With respect to Awards to Employees and Consultants, this Plan will be administered by the Administrator, except as set forth in Section 4.d below.

c.	Administration with respect to Executive Officers and Directors

If Awards are subject to the Exchange Act, if any member of the Administrator does not qualify as a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), then Awards under this Plan for the executive officers of the Company and Directors will be administered by a subcommittee consisting of the members of the Administrator who each qualify as a “non-employee director.” If fewer than two Administrator members qualify as “non-employee directors,” then the Board will appoint one or more other Board members to such subcommittee who do qualify as “non-employee directors,” so that the subcommittee will at all times consist of two or more members all of whom qualify as “non-employee directors” for purposes of Rule 16b-3.

d.	Delegation of Authority to an Officer of the Company

The Administrator may delegate to an officer or officers of the Company the authority to grant Awards to Employees who are not subject to Section 16 of the Exchange Act, but with no authority to administer this Plan with respect to such Awards once granted.

e.	Powers of the Administrator

(i)    The Administrator will from time to time at its discretion make determinations with respect to Employees, Consultants and Directors who will be granted Awards, when and how to make Awards, the types or combinations of Awards, the number of Shares or Share Equivalents to be subject to each Award, the vesting of Awards, the designation of Options as Incentive Stock Options or Nonqualified Stock Options and any other conditions of Awards to Employees, Consultants and Directors, which need not be identical.

(ii)    The determinations, interpretation and construction by the Administrator of any provisions of this Plan or of any Award will be final. No member of the Administrator will be liable for any action or determination made in good faith with respect to this Plan or any Award. The Administrator has complete discretion to construe and interpret this Plan and any Award and to establish, amend and revoke rules and regulations for its administration. The Administrator may correct any defect, omission or inconsistency in an Award in any manner it deems necessary or expedient.

(iii)    The Administrator may exercise such powers as it deems necessary to promote the interests of the Company that do not conflict with this Plan.

(iv)    The Administrator may authorize any officer or Employee to execute on behalf of the Company any Award Agreement or other instrument required to effect an Award previously granted by the Administrator.

(v)    The Administrator may settle Awards in stock, cash or any combination thereof.

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APPENDIX A: 2022 STOCK INCENTIVE PLAN

(vi)    The Administrator may determine the extent to which adjustments of Awards are required pursuant to Section 14.

Notwithstanding anything in this Plan to the contrary, with respect to any Award that is “deferred compensation” under Code Section 409A, the Administrator shall exercise its discretion in a manner that causes such Awards to be compliant with or exempt from the requirements of such Code section. Without limiting the foregoing, unless expressly agreed to in writing by the Participant holding such Award, the Administrator shall not take any action with respect to any Award which constitutes (i) a modification of a stock right within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(v)(B) so as to constitute the grant of a new stock right, (ii) an extension of a stock right, including the addition of a feature for the deferral of compensation within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(v)(C), or (iii) an impermissible acceleration of a payment date or a subsequent deferral of a stock right subject to Code Section 409A within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(v)(E).

f.	Leaves of Absence

Unless the Administrator provides otherwise in writing, vesting of any Award will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of any leave of absence approved by the Company or required by law.

5.	ELIGIBILITY

Subject to the terms and conditions set forth below, the Administrator has sole and complete authority to determine the Employees, Consultants and Directors to whom, and the time or times at which, Awards may be granted. A specific type of Award may be made alone, in addition to, or in conjunction with any other type of Award. Notwithstanding the foregoing, only Employees may be granted Incentive Stock Options.

a.	Number of Awards

A Participant may receive more than one Award, including Awards of the same type, but only on the terms and subject to the restrictions set forth in this Plan.

b.	Annual Limitation on Awards

Subject to the provisions of Section 14, no Employee is eligible to receive an Award covering more than 100,000 Shares during any calendar year. Notwithstanding this restriction, in connection with his or her initial service, an Employee may receive an Award covering not more than an additional 100,000 Shares, which will not be included in the limit set forth in the preceding sentence.

6.	STOCK

a.	Aggregate Limits

(i)    The aggregate number of Shares issuable under this Plan shall not exceed 1,000,000. Any Shares issued under Awards shall be counted against the number of shares issuable under this Plan on a one-for-one basis.

(ii)    The aggregate number of Shares available for grant under this Plan and the number of Shares subject to Awards outstanding at the time of any event described in Section 14 shall be subject to adjustment as provided in Section 14. The Shares issued pursuant to Awards granted under this Plan may be Shares that are authorized and unissued or Shares that were reacquired by the Company, including Shares purchased in the open market.

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APPENDIX A: 2022 STOCK INCENTIVE PLAN

b.	Issuance of Shares

For purposes of Section 6.a, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise, settlement or issuance of an Award, and Shares subject to Awards that have been cancelled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan. Notwithstanding the foregoing, the following Shares will not be added back to the aggregate number of Shares available for issuance: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares delivered to or withheld by the Company to pay the exercise price of an Option, or (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related an Award. Any Shares that again become available for grant pursuant to this Section 6 shall be added back on a one-for-one basis. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the Shares available for grants under this Plan.

c.	Tax Code Limits

The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 1,000,000, which number shall be calculated and adjusted pursuant to Section 14 only to the extent that such calculation or adjustment will not affect the status of any Option intended to qualify as an Incentive Stock Option under Code Section 422.

d.	Substitute Awards

Substitute Awards shall not reduce the Shares authorized for issuance under this Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Shares authorized for issuance under this Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees of such acquired or combined company before such acquisition or combination.

7.	OPTIONS

Options granted to Employees, Consultants and Directors pursuant to this Plan, which may be Incentive Stock Options or Nonqualified Stock Options as determined and designated by the Administrator at the time of grant, will be evidenced by written Option Award Agreements (whether in hard copy or in an electronic format approved by the Company) in such form as the Administrator will determine, subject to this Plan and the following terms and conditions:

a.	Number of Shares

Each Option Award Agreement will state the number of Shares to which such Option pertains, which will be subject to adjustment in accordance with Section 14.

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APPENDIX A: 2022 STOCK INCENTIVE PLAN

b.	Exercise Price

Each Option Award Agreement will state the Exercise Price of such Option, determined by the Administrator, which will not be less than the Fair Market Value of a Share on the date of grant, except as provided in Section 14. If the recipient of an Incentive Stock Option owns more than 10% of the total combined voting power of all classes of stock of the Company, its Parent or Subsidiary on the date of grant (a “10% Owner”) then the Exercise Price of such Incentive Stock Option will be at least 110% of the Fair Market Value of a Share on the date of grant.

c.	Medium and Time of Payment

The Purchase Price payable upon the exercise of an Option is payable in full in United States dollars in cash or by check; provided that with the consent of the Administrator and in accordance with its rules and regulations, the Purchase Price may be paid by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise at least equal to the Purchase Price (including same-day sales and, with respect to Nonqualified Stock Options only, cashless exercises), or in any combination of cash, check and Shares, or in such acceptable form of payment as approved by the Administrator and set forth in the Option Award Agreement, so long as the total of the cash, check and the Fair Market Value of the Shares or other form or payment surrendered equals the Purchase Price. No Shares will be issued until full payment has been made.

d.	Limitations on Transferability

An Option will, during a Participant’s lifetime, be exercisable only by the Participant or if the Participant’s Disability prevents such exercise, by his or her legally appointed guardian or other legal representative, unless otherwise provided in the Option Award Agreement.

e.	Term and Exercise of Options

Each Option Award Agreement will state the date after which such Option will cease to be exercisable. No Option will be exercisable after the expiration of ten years (five years for Incentive Stock Options awarded to 10% Owners) from the date it is granted or such lesser period established by the Administrator. An Option will, during a Participant’s lifetime, be exercisable only by the Participant or if the Participant’s Disability prevents such exercise, by his or her legally appointed guardian or other legal representative, unless otherwise provided in Option Award Agreement.

f.	Termination of Service

In the event that a Participant’s service as an Employee, Consultant or Director terminates, for any reason, unless provided for otherwise in an Option Award Agreement, such Participant (or in the case of death, such Participant’s designated Beneficiary) will have the right (subject to the limitation that no Option may be exercised after its stated expiration date) to exercise such Option either:

(i)    within three months after such termination of service; or

(ii)    in the case of Retirement or death, within one year after the date thereof; or

(iii)    in the case of Disability, within one year from the date the Participant’s service with the Company or an Affiliate is terminated due to the Disability, or

(iv)    on such other terms established by the Administrator in the Award Agreement or otherwise prior to termination of service,

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APPENDIX A: 2022 STOCK INCENTIVE PLAN

(v)    but only to the extent that, at the date of termination, the Option had vested pursuant to the terms of the Option Award Agreement with respect to which such Option was granted and had not previously been exercised.

For purposes of this Section, the service relationship will be treated as continuing while the Participant is on military leave, sick leave (including short term disability) or other bona fide leave of absence (to be determined in the sole discretion of the Administrator, in accordance with rules and regulations construing Code Section 409A and, with respect to Incentive Stock Options, Code Section 422). If a Participant’s classification as an Employee, Consultant or Director changes into a different such classification without any break in service, such Participant’s service relationship will be treated as continuing without interruption for purposes of vesting in and exercising Options held by such Participant. Notwithstanding the foregoing, in the case of an Incentive Stock Option, employment will not be deemed to continue beyond three months after the Participant ceased active employment, unless the Participant’s reemployment rights are guaranteed by statute or by contract. Otherwise, an Incentive Stock Option that is exercised after the period following termination of employment that is required for qualification under Code Section 422, will be treated as a Nonqualified Stock Option for all Plan purposes.

Notwithstanding the above, in the event an Outside Director terminates service as a Director, the former Director (or his or her designated Beneficiary in the event of the Outside Director’s death) will have the right (subject to the limitation that no Option may be exercised after its stated expiration date) to exercise an Option (to the extent vested pursuant to the terms of the Option Award Agreement and not previously exercised) within one year after such termination of service or on such other terms established by the Board or Committee in the Option Award Agreement or otherwise prior to the termination of service.

g.	Rights as a Shareholder

A Participant or an authorized transferee of a Participant will have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of issuance of a stock certificate or book entry notation for such Shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date such stock certificate is issued or book entry made, except as provided in Section 14.

h.	Modification and Extension of Options

Subject to the terms and conditions and within the limitations of this Plan, including the limitations of Section 18, the Administrator may modify or extend outstanding Options granted to Participants under this Plan. Notwithstanding the foregoing, however, no modification of an Option will, without the consent of the Participant, alter or impair any rights or obligations under any Option previously granted under this Plan, cause any Option to fail to be exempt from the requirements of Code Section 409A, or cause an Incentive Stock Option to become a Nonqualified Stock Option.

i.	Limitations on Incentive Stock Option Awards

If and to the extent that the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which any Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and all other plans maintained by the Company, its Parent or any Subsidiaries exceeds $100,000, the excess (taking into account the order in which they were granted) will be treated as Nonqualified Stock Options.

j.	No Reload Options

Options that provide for the automatic grant of another Option upon exercise of the original Option may not be granted under this Plan.

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APPENDIX A: 2022 STOCK INCENTIVE PLAN

k.	Other Terms and Conditions

An Option Award Agreement may contain such other terms and conditions, including restrictions or conditions on the vesting of such Option or the terms and conditions under which such Option may be forfeited, including the attainment of specified performance objectives established by the Administrator pursuant to Section 12 or such other factors, such as continued service with the Company or an Affiliate, as may be determined by the Administrator in its sole discretion that are consistent with this Plan.

8.	STOCK APPRECIATION RIGHTS

Stock Appreciation Rights granted to Employees, Consultants and Directors pursuant to this Plan will be evidenced by written Stock Appreciation Right Award Agreements (whether in hard copy or in an electronic format approved by the Company) in such form as the Administrator will determine, subject to this Plan and the following terms and conditions:

a.	Number of Shares

Each Stock Appreciation Right Award Agreement will state the number of Shares or Share Equivalents to which such Stock Appreciation Right pertains, which will be subject to adjustment in accordance with Section 14.

b.	Calculation of Appreciation; Exercise Price

The appreciation distribution payable on the exercise of a Stock Appreciation Right will be equal to the excess of (i) the aggregate Fair Market Value of a number of Shares equal to the number of Shares or Share Equivalents in which the Participant is vested under such Stock Appreciation Right on such date, over (ii) (a) the Exercise Price determined by the Administrator on the date of grant of the Stock Appreciation Right, which will not be less than 100% of the Fair Market Value of a Share on the date of grant except as provided in Section 14, multiplied by (b) the number of vested Shares or Share Equivalents with respect to which the Stock Appreciation Right is being exercised.

c.	Term and Exercise of Stock Appreciation Rights

Each Stock Appreciation Right Award Agreement will state the time or times when such Stock Appreciation right is exercisable. No Stock Appreciation Right will be exercisable after the expiration of ten years from the date it is granted or such lesser period established by the Administrator in the Stock Appreciation Right Award Agreement.

d.	Payment

The appreciation distribution in respect of a Stock Appreciation Right may be paid in Shares, in cash, by check or any combination thereof, or in any other form of consideration as determined by the Administrator and set forth in the Stock Appreciation Right Award Agreement.

e.	Limitations on Transferability

A Stock Appreciation Right will, during a Participant’s lifetime, be exercisable only by the Participant or if the Participant’s Disability prevents such exercise, by his or her legally appointed guardian or other legal representative, unless otherwise provided in the Stock Appreciation Right Award Agreement.

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APPENDIX A: 2022 STOCK INCENTIVE PLAN

f.	Termination of Service

In the event that a Participant’s service as an Employee, Consultant or Director terminates, for any reason, unless provided for otherwise in a Stock Appreciation Right Award Agreement, such Participant (or in the case of death, such Participant’s designated Beneficiary) will have the right (subject to the limitation that no Stock Appreciation Right may be exercised after its stated expiration date) to exercise such Stock Appreciation Right either:

(i)    within three months after such termination of service; or

(ii)    in the case of Retirement or death, within one year after the date thereof; or

(iii)    in the case of Disability, within one year from the date the Participant’s service with the Company or an Affiliate is terminated due to the Disability, or

(iv)    on such other terms established by the Administrator in the Award Agreement or otherwise prior to termination of service,

(v)    but only to the extent that, at the date of termination, the Stock Appreciation Right had vested pursuant to the terms of the Stock Appreciation Right Award Agreement with respect to which such Stock Appreciation Right was granted and had not previously been exercised.

For purposes of this Section, the service relationship will be treated as continuing while the Participant is on military leave, sick leave (including short term disability) or other bona fide leave of absence (to be determined in the sole discretion of the Administrator, in accordance with rules and regulations construing Code Section 409A). If a Participant’s classification as an Employee, Consultant or Director changes into a different such classification without any break in service, such Participant’s service relationship will be treated as continuing without interruption for purposes of vesting in and exercising Stock Appreciation Rights held by such Participant.

Notwithstanding the above, in the event an Outside Director terminates service as a Director, the former Director (or his or her designated Beneficiary in the event of the Outside Director’s death) will have the right (subject to the limitation that no Stock Appreciation Right may be exercised after its stated expiration date) to exercise a Stock Appreciation Right (to the extent vested pursuant to the terms of the Stock Appreciation Right Award Agreement and not previously exercised) within one year after such termination of service or on such other terms established by the Board or Committee in the Stock Appreciation Award Agreement or otherwise prior to the termination of service.

g.	Rights as a Shareholder

A Participant or an authorized transferee of a Participant will have no rights as a shareholder with respect to any Shares covered by his or her Stock Appreciation Right until the date of issuance of such Shares. Except as provided in Section 14, no adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued.

h.	Other Terms and Conditions

A Stock Appreciation Right Award Agreement may contain such other terms and conditions, including restrictions or conditions on the vesting of such Stock Appreciation Right Award or the terms and conditions under which such Stock Appreciation Right Award may be forfeited, including the attainment of specified performance objectives established by the Administrator pursuant to Section 12 or such other factors, such as continued service with the Company or an Affiliate, as may be determined by the Administrator in its sole discretion that are consistent with this Plan.

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APPENDIX A: 2022 STOCK INCENTIVE PLAN

i.	Modification and Extension of Stock Appreciation Rights

Subject to the terms and conditions and within the limitations of this Plan, including the limitations of Section 18, the Administrator may modify or extend outstanding Stock Appreciation Rights granted to Participants under this Plan. Notwithstanding the foregoing, however, no modification of a Stock Appreciation Right will, without the consent of the Participant, alter or impair any rights or obligations under any Stock Appreciation Right previously granted under this Plan or cause any Stock Appreciation Right to fail to be exempt from the requirements of Code Section 409A.

9.	RESTRICTED STOCK

Restricted Stock granted to Employees, Consultants and Directors pursuant to this Plan will be subject to written Restricted Stock Award Agreements (whether in hard copy or in an electronic format approved by the Company) in such form as the Administrator will determine, subject to this Plan and the following terms and conditions:

a.	Number of Shares; Grants

Subject to the provisions of this Plan, the Administrator may condition the grant of Restricted Stock, or the removal of any restriction, upon the attainment of specified performance objectives established by the Administrator pursuant to Section 12 or such other factors, such as continued service with the Company or an Affiliate, as the Administrator may determine in its sole discretion that are consistent with this Plan.

Each Participant receiving a grant of Restricted Stock will be issued a stock certificate which may be in electronic form in respect of such Shares of Restricted Stock. Such certificate will be registered in the name of such Participant, and will bear an appropriate legend referring to the applicable terms, conditions, and restrictions. The Administrator will require that stock certificates evidencing such Shares be held by the Company until the restrictions lapse and that, as a condition of any grant of Restricted Stock, the Participant will deliver to the Company a stock power relating to such Shares.

b.	Restrictions and Conditions

Restricted Stock granted pursuant to this Section 9 will be subject to the following restrictions and conditions:

(i)    During a period set by the Administrator commencing with the date of such grant (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or encumber shares of Restricted Stock granted under this Plan until the vesting conditions and forfeiture restrictions applicable to the Restricted Stock have been satisfied and lapsed, respectively. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such forfeiture restrictions and accelerate or waive such vesting conditions, in whole or in part, based on continued service with the Company or an Affiliate, performance, or such other factors or criteria as the Administrator may determine in its sole discretion that are consistent with this Plan.

(ii)    Except as provided in this paragraph (ii) and paragraph (i) above, the Participant will have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash or stock dividends on or after the grant date, provided that the payment of cash dividends will be deferred and not paid until the underlying Shares are vested. Stock dividends issued with respect to Restricted Stock will be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

(iii)    The Administrator will specify the conditions under which Restricted Stock will vest or be forfeited, including the attainment of specified performance objectives established by the Administrator pursuant to Section 12 or such other factors, such as continued service with the Company or an Affiliate, as may be determined by the Administrator in its sole discretion that are consistent with this Plan, by setting forth such conditions in the Restricted Stock Award Agreement.

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APPENDIX A: 2022 STOCK INCENTIVE PLAN

(iv)    If and when the Restriction Period applicable to shares of Restricted Stock expires without a prior forfeiture of the Restricted Stock, certificates for an appropriate number of unrestricted Shares will be delivered promptly to the Participant, and the certificates for the shares of Restricted Stock will be canceled.

(v)    If required by the corporate laws of the Company’s state of incorporation, recipients will pay at least par value for each Share of their Restricted Stock Awards in cash, by check or, at the discretion of the Administrator, past services rendered. If the recipient subsequently forfeits the Restricted Stock for any reason, the Company will refund any cash or check payments to the recipient without interest.

10.	RESTRICTED STOCK UNITS

Restricted Stock Units granted to Employees, Consultants and Directors pursuant to this Plan will be evidenced by written Restricted Stock Unit Award Agreements (whether in hard copy or in an electronic format approved by the Company) in such form as the Administrator will determine, subject to this Plan and the following terms and conditions:

a.	Number of Shares; Grants

Each Restricted Stock Unit Award Agreement will state the number of Shares subject to issuance thereunder. The Administrator may condition the vesting and issuance of Shares available under a Restricted Stock Unit upon the attainment of specified performance objectives established by the Administrator pursuant to Section 12 or such other factors, such as continued service with the Company or an Affiliate, as the Administrator may determine in its sole discretion that are consistent with this Plan, and any such conditions will be set forth in the Restricted Stock Unit Award Agreement.

With respect to a Restricted Stock Unit, no Shares will be issued at the time the grant is made (nor will any book entry be made in the records of the Company) and the Participant will have no right to or interest in any Shares as a result of the grant of a Restricted Stock Unit until all conditions attached to the grant are satisfied and, with respect to performance conditions, such satisfaction is certified by the Administrator, at which time Shares subject to a Restricted Stock Unit Agreement will be promptly issued and delivered to the Participant.

b.	Restrictions and Conditions

The Restricted Stock Units granted pursuant to this Section 10 will be subject to the following restrictions and conditions:

(i)    As set forth above in this Section 10, at the time of grant of a Restricted Stock Unit, the Administrator may impose such restrictions or conditions on the vesting and forfeiture of the Restricted Stock Units as the Administrator determines that are consistent with this Plan. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such forfeiture restrictions and accelerate or waive such vesting conditions, in whole or in part, based on continued service with the Company or an Affiliate, performance or such other factors or criteria as the Administrator may determine in its sole discretion that are consistent with this Plan. Notwithstanding the foregoing, no action pursuant to the preceding sentence may alter the time of issuance of Shares under a Restricted Stock Unit, if such lapse, acceleration or waiver would cause the Restricted Stock Unit to be subject to penalty under Code Section 409A.

(ii)    Notwithstanding any other provision of this Plan or any Restricted Stock Unit Award Agreement, Shares subject to a Restricted Stock Unit Agreement must be issued and delivered to the Participant on or before March 15 of the year following the year in which the vesting conditions applicable to such Shares are satisfied such that such Shares are no longer subject to a substantial risk of forfeiture and, with respect to performance vesting conditions, satisfaction thereof is certified by the Administrator.

(iii)    If required by the corporate laws of the Company’s state of incorporation, recipients will pay at least par value for Shares issued pursuant to a Restricted Stock Unit in cash, by check or, at the discretion of the Administrator, past services rendered.

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APPENDIX A: 2022 STOCK INCENTIVE PLAN

c.	Deferral Election

Each recipient of a Restricted Stock Unit may be eligible, subject to Administrator approval, to elect to defer all or a percentage of any Shares he or she may be entitled to receive upon the lapse of any restrictions or vesting period to which the Restricted Stock Unit is subject. This election will be made by giving notice in a manner and within the time prescribed by the Administrator and in compliance with the requirements of Code Section 409A. Each Participant must indicate the percentage (expressed in whole percentages) he or she elects to defer of any Shares he or she may be entitled to receive. If no notice is given, the Participant will be deemed to have made no deferral election. Each deferral election filed with the Administrator will become irrevocable on and after the prescribed deadline.

11.	OTHER PAYMENTS IN SHARES

Shares may be issued under this Plan to satisfy the payment of all or part of an award pursuant to the Company’s annual bonus plan. In addition, all or part of any Director’s fees may be paid in Shares or Share Equivalents issued under this Plan. Any Shares issued pursuant to this Section 11 will reduce the number of Shares authorized for issuance under Section 6.

12.	PERFORMANCE OBJECTIVES

a.	Authority to Establish

The Administrator will determine the terms and conditions of Awards at the date of grant, including but not limited to, any performance objectives that will serve as vesting or forfeiture conditions applicable to such Awards. Performance objectives applicable to Awards are not satisfied until the Administrator certifies their satisfaction.

b.	Criteria

The performance objectives to be applied to Awards, if any, will be expressed in terms of one or more of the following: total shareholder return; earnings per share; stock price; return on equity; net earnings; income from continuing operations; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); gross or operating margins; productivity ratios; expense targets; operating efficiency; market share; customer satisfaction; working capital targets (including, but not limited to days sales outstanding); return on assets; increase in revenues; decrease in expenses; increase in funds from operations (FFO); and increase in FFO per share. Awards may be based on performance against objectives for more than one Subsidiary, segment or division of the Company. For example, Awards to an Employee of the Company may be based on overall Company performance against objectives, but awards for an Employee employed by a Subsidiary may be based on a combination of corporate, segment, and Subsidiary performance against objectives. Performance objectives, if any, established by the Administrator may be (but need not be) different from year-to-year, and different performance objectives may be applicable to different Participants. Performance objectives may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance objectives. In addition, performance objectives may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations.

c.	Adjustments

The Administrator will specify the manner of adjustment of any performance objectives to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Administrator, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction.

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APPENDIX A: 2022 STOCK INCENTIVE PLAN

13.	TERM OF PLAN

This Plan will remain in effect for ten years from the Effective Date, unless sooner terminated pursuant to Section 17. However, if the Company’s shareholders approve an increase in the number of Shares available for issuance under Section 6, that approval will serve as the adoption of a new plan regarding the increased number of Shares that may then be issued for a term of ten (10) years following the date the shareholders approved such increase.

14.	ADJUSTMENTS OF AND CHANGES IN SHARES

a.	Changes in Capitalization

Subject to any required action by the Company’s shareholders, the number of Shares covered by this Plan as provided in Section 6; the maximum grant limits set forth in Section 5.b; the number of Shares or Share Equivalents covered by or referenced in each outstanding Option, Stock Appreciation Right or Restricted Stock Unit; and the Exercise Price of each outstanding Option or Stock Appreciation Right will be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Company. The conversion of any convertible security of the Company will not be deemed to have been effected without receipt of consideration.

b.	Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of the Company, each outstanding Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator or as otherwise set forth in an Award Agreement. The Administrator may, in the exercise of its sole discretion in such instances, declare with respect to any Award that is (i) either an Option or a Stock Appreciation Right, such Award will terminate as of a date fixed by the Administrator and give each Participant the right to exercise such an Award as to all or any part of the Shares subject to the Award, including Shares as to which the Award would not otherwise be exercisable, on or before such termination date and (ii) either Restricted Stock or a Restricted Stock Unit, the conditions with respect to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall lapse as to all or any of the Shares subject thereto and, in the case of a Restricted Stock Unit, the Shares with respect to which such conditions have lapsed shall be issued to the Participant holding such Restricted Stock Unit immediately prior to the effective date of dissolution or liquidation. In no event shall any action be taken pursuant to this Section 14.b that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Code Section 409A.

c.	Change of Control

Upon the occurrence of a Change of Control, the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such Change of Control. Upon the occurrence of a Change of Control, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Award as set forth above, or the Award would otherwise continue in accordance with its terms in the circumstances, and except as otherwise set forth in an Award Agreement, (i) with respect to any Award subject to time-based vesting, a pro-rata number of such Awards will be deemed immediately vested based on time elapsed as of the date of the Change of Control; (ii) with respect to any Award subject to performance-based vesting, a pro rata number of such Awards will be immediately vested based on the results obtained through the Change of Control date; and (iii) all awards, to the extent not vested pursuant to clauses (i) or (ii), and if applicable, not exercised prior to the Change in Control, shall automatically terminate upon the Change of Control. In no event shall any action be taken pursuant to this Section 14.c that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Code Section 409A.

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APPENDIX A: 2022 STOCK INCENTIVE PLAN

d.	Compliance with Code Section 409A

Notwithstanding anything in this Section 14 to the contrary, an adjustment to an Option or Stock Appreciation Right shall be made in a manner that will not result in the grant of a new Option or Stock Appreciation Right under Code Section 409A.

e.	Notification to Participants

The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 14 of such adjustments, but (whether or not notice is given) such adjustments shall be effective and binding for all purposes of this Plan.

15.	SECURITIES LAW REQUIREMENTS AND LIMITATION OF RIGHTS

a.	Securities Law

No Shares will be issued pursuant to this Plan unless and until the Company has determined that: (i) it and the Participant have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from registration; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.

b.	Employment Rights

Neither this Plan nor any Award granted under this Plan will be deemed to give any individual a right to remain employed by the Company or an Affiliate or to remain a Director. The Company and its Affiliates reserve the right to terminate the employment of any Employee at any time, with or without cause or for no cause, subject only to a written employment contract (if any).

c.	Shareholders’ Rights

A Participant will have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment will be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued.

16.	BENEFICIARY DESIGNATION

Participants may designate on the prescribed form one or more Beneficiaries to whom distribution will be made of any Award outstanding at the time of the Participant’s or Beneficiary’s death. A Participant may change such designation at any time by filing the prescribed form with the Administrator. If a Beneficiary has not been designated or if no designated Beneficiary survives the Participant, distribution will be made to the Participant’s estate as Beneficiary.

17.	AMENDMENT OF PLAN AND AWARDS

a.	Amendment and Termination

The Board may amend, suspend, discontinue or terminate this Plan at any time in such respects as the Board may deem advisable and the Administrator may amend any Award Agreement, but except as provided in Section 14, no such amendment shall, without approval of the shareholders of the Company,:

(i)    Increase the maximum number of Shares for which Awards may be granted under this Plan;

(ii)    Amend the class of Employees eligible to receive Awards set forth in Section 4;

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APPENDIX A: 2022 STOCK INCENTIVE PLAN

(iii)    Decrease the Exercise Price at which Options or Stock Appreciation Rights may be granted as described in Sections 8.b and 9.b;

(iv)    Reduce the Exercise Price of outstanding Options or Stock Appreciation Rights as described in Sections 8.b and 9.b;

(v)    Extend the term of this Plan;

(vi)    Remove the administration of this Plan from the Administrator; or

(vii)    Amend this Section 17 to defeat its purpose.

b.	Shareholder Approval of Plan Amendments

The Company will obtain shareholder approval of any amendment of this Plan to the extent necessary and desirable to comply with Rule 16b-3 or with Code Section 422 (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, will be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

c.	Effect of Amendment or Termination

Any amendment or termination of this Plan will not affect Awards already granted, and such Awards will remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Administrator.

No amendment of an Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

18.	NO AUTHORITY TO REPRICE

Without the approval of the shareholders of the Company, except as provided in Section 14, the Administrator will have no authority to effect either (i) the repricing of any outstanding Options or Stock Appreciation Rights under this Plan or (ii) the cancellation of any outstanding Options or Stock Appreciation Rights under this Plan and the grant in substitution therefor of new Options or Stock Appreciation Rights under this Plan covering the same or different numbers of Shares or Share Equivalents.

19.	APPROVAL OF SHAREHOLDERS

This Plan, and any amendments requiring shareholder approval pursuant to Section 17, will be subject to approval by the shareholders of the Company. The vote on any such approval by the shareholders of the Company will be taken no later than the first annual meeting of shareholders following the Approval Date or the effective date of any such amendment, as applicable, or any adjournment of such meeting.

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APPENDIX A: 2022 STOCK INCENTIVE PLAN

20.	WITHHOLDING TAXES

a.	General

To the extent required by applicable law, the person exercising any Option granted under this Plan or the recipient of any payment or distribution under any other Award granted under this Plan will make arrangements satisfactory to the Company for the satisfaction of any applicable withholding tax obligations. The Company will not be required to complete any Option exercise or make such payment or distribution until such tax withholding obligations are satisfied.

b.	Other Awards

The Administrator may permit a Participant who exercises Nonqualified Stock Options, vests in Restricted Stock Awards or vests in Shares issued pursuant to a Restricted Stock Unit Award to satisfy all or part of his or her tax withholding obligations by having the Company withhold a portion of the Shares that otherwise would be issued to him or her under such Nonqualified Stock Options, Restricted Stock or Restricted Stock Unit Awards. Such Shares will be valued at the Fair Market Value on the day when taxes otherwise would be withheld in cash. The payment of withholding taxes by surrendering Shares to the Company, if permitted by the Administrator, will be subject to such restrictions as the Administrator may impose, including any restrictions required by rules of the Securities and Exchange Commission.

21.	SUCCESSORS AND ASSIGNS

This Plan will be binding upon the Company, its successors and assigns, and any Parent of the Company’s successors or assigns. Notwithstanding that this Plan may be binding upon a successor or assign by operation of law, the Company will require any successor or assign to expressly assume and agree to be bound by this Plan in the same manner and to the same extent that the Company would be if no succession or assignment had taken place.

22.	TRANSFERABILITY OF AWARDS

No Award issued under this Plan may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of a Participant), assigned, pledged, hypothecated or otherwise disposed of, except by will or by the laws of descent and distribution, unless otherwise provided in an Award Agreement. Any unauthorized transfer of an Award will be void. Any authorized transferee will be subject to all of the terms and conditions applicable to a Participant transferring an Award issued under this Plan, including, but not limited to, the terms and conditions set forth in this Plan and the applicable Award Agreement. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, will thereafter be entitled to exercise applicable rights under and/or receive the benefits of an Award Agreement as described in Section 16.

23.	NO LIABILITY OF COMPANY

The Company, any Subsidiary, Parent or Affiliate which is in existence on the Effective Date or thereafter comes into existence, the Board and the Committee shall not be liable to a Participant or any other person as to: (a) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under this Plan; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder, including but not limited to any tax liability or penalty incurred by a Participant or any other person resulting from an Award that is intended to be exempt from, or compliant with, Code Section 409A not being so exempt or compliant or from any action taken by the Board or the Committee with respect to such an Award.

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APPENDIX A: 2022 STOCK INCENTIVE PLAN

24.	CLAWBACK AND RECOUPMENT

Awards granted under this Plan are subject to recoupment, including in connection with a financial restatement or any detrimental conduct, pursuant to and in accordance with any applicable law or regulation providing for the recoupment or clawback of incentive compensation, any applicable Award Agreement, as amended from time to time, and pursuant to any other policy the Company may adopt pursuant to applicable law or regulation or otherwise. No recovery of compensation under such a clawback policy shall be treated as an event giving rise to a right to terminate employment for “good reason” or “constructive termination” (or any similar term) under any agreement with the Company.

25.	EXECUTION

To record the adoption of this Plan as of the Effective Date, the Company has caused its authorized officer to execute this Plan.

NORTHWEST PIPE COMPANY By: Its:

| Notice and Proxy Statement | 2022

NORTHWEST PIPE COMPANY
201 NE PARK PLAZA DR., SUITE 100
VANCOUVER, WA 98684

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NWPX2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

For comments and/or address changes, please send them via email to: investors@nwpipe.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D77902-P66500 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHWEST PIPE COMPANY

The Board of Directors recommends you vote FOR the following:

1. Election of Director

Nominee:	**For**	**Withhold**
1a. Michael Franson, for a three year term, expiring in 2025	☐	☐

The Board of Directors recommends you vote FOR proposals 2 , 3, and 4.

	For	**Against**	**Abstain**
2. Approve, on an Advisory Basis, Named Executive Officer Compensation	☐	☐	☐
3. Ratify the Appointment of Moss Adams LLP as the Company's independent registered public accounting firm	☐	☐	☐
4. Approve the 2022 Stock Incentive Plan.	☐	☐	☐

NOTE: Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

| Notice and Proxy Statement | 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D77903-P66500

NORTHWEST PIPE COMPANY
Annual Meeting of Shareholders
June 16, 2022 7:00 a.m.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Richard Roman and Scott Montross, or each of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NORTHWEST PIPE COMPANY that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held via webcast on Thursday, June 16, 2022, at 7:00 a.m. Pacific Time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the nominee named in Proposal 1 and FOR Proposals 2, 3, and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side

| Notice and Proxy Statement | 2022